UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KELLOGG COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Kellogg's

2021 Proxy Statement and Notice of the Annual Meeting of Shareowners

Kellogg's
CRUNCHY NUT
NO ARTIFICIAL COLOURS
NO ARTIFICIAL FLAVOURS
VEGGIE BURGERS
Morning Star FARMS
SPICY BLACK BEAN
Kellogg's INSTANT Noodles
45% LESS SUGAR
bear naked GRANOLA
V'NILLA ALMOND
#1 REQUESTED CHEEZ-IT FLAVOR!
CHEEZ-IT
baked snack crackers
extra toasty
made with 100% REAL CHEESE
Kellogg's
CORN FLAKES
Con granos 100% de origen natural
With 100% natural origin grains
Pringles
Original
Kellogg's Eggo
Homestyle
10 WAFFLES
NET WT 12.3 OZ (349g)

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Kellogg Company intends to release definitive copies of the proxy statement to shareowners on or about March 10, 2021.
Message from the Chairman and
Chief Executive Officer
KELLOGG COMPANY,
BATTLE CREEK,
MICHIGAN 49017-3534
Dear Shareowner:
On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2021 Annual Meeting of Shareowners of Kellogg Company. The meeting will be held at 1:00 p.m. Eastern Time on April 30, 2021. Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our Shareowners and employees, this year’s Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2021. There will not be an option to attend the meeting in person.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareowners on the Internet. We believe these rules allow us to provide our Shareowners with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting to ensure that our Shareowners are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate Shareowner access and participation. Attendance at the Annual Meeting will be limited to Shareowners only. You are entitled to participate in the Annual Meeting if you were a Shareowner as of the close of business on March 2, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/K2021 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the Internet and are interested in attending, please contact Kellogg Investor Relations at (269) 961-2800, or (844) 986-0822 (US) or (303) 562-9302 (International).
If any Shareowner needs special assistance at the meeting, please contact Shareowner Services at (269) 961-2800 or by email at investor.relations@kellogg.com.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares, and to do so as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.
Sincerely,

Steve Cahillane Chairman and Chief Executive Officer March , 2021

2021 Proxy Statement	1

One Kellogg Square
Battle Creek, Michigan 49017-3534
Notice of the Annual Meeting of Shareowners
Background

Date and Time	Virtual Meeting	Record Date

April 30, 2021 at 1:00 p.m. Eastern Time	Live webcast at www.virtualshareholdermeeting.com/K2021	Only Shareowners of record at the close of business on March 2, 2021 will receive notice of and be entitled to vote at the meeting or any adjournments.

Voting Items

Proposal	Board Voting Recommendation

1.To elect four Directors for a three-year term to expire at the 2024 Annual Meeting of Shareowners	FOR each director nominee

2.To vote on an advisory resolution to approve executive compensation	FOR

3.To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP for our 2021 fiscal year	FOR

4.To consider and act upon a management proposal to reduce supermajority vote requirements	FOR

5.To consider and act upon a Shareowner proposal to adopt shareowner right to call a special meeting, if properly presented at the meeting	No Recommendation

Shareowners will also take action upon any other matters that may properly come before the meeting, or any adjournments thereof.
Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our Shareowners and employees, this year’s Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2021. There will not be an option to attend the meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 30, 2021: the Proxy Statement and 2020 Annual Report are available at https://investor.kelloggs.com/financials/sec-filings.
We look forward to seeing you there.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman and Secretary
March , 2021

2	Kellogg Company

About Kellogg Company

Over 1,000 products marketed in 180 Countries	2020 Sales: ~ $13.8B	World’s Leading cereal company

World’s 2nd Largest savory snack company	A leading global plant-based foods company	Leading North American frozen foods company

MANUFACTURING OPERATIONS ACROSS THE GLOBE:

2021 Proxy Statement	3

About Kellogg Company

“I'll invest my money in people.” W.K. Kellogg – Founder of Kellogg Company

We Live Our Values

Our values are part of our DNA. They guide us, and we live them every day as we work with our customers, consumers, and business partners, in our communities and with each other.

We Act with Integrity and Show Respect	We are All Accountable	We Are Passionate About What We Do

We Have the Humility and Hunger to Learn	We Strive for Simplicity	We Love Success

Our Business Employee Resource Groups
With eight established Business Employee Resource Groups (BERGs), we continue to be a workplace focused on inclusion at all levels.

KVETS & SUPPORTERS	KELLOGG MULTINATIONAL EMPLOYEE RESOURCE GROUP (KMERG)	KELLOGG’S YOUNG PROFESSIONALS (YP)	KELLOGG AFRICAN AMERICAN RESOURCE GROUP (KAARG)

WOMEN OF KELLOGG (WOK)	HOLA (OUR LATINO RESOURCE GROUP)	KPride & Allies (KPA) (OUR BERG FOR LBGTQ+ AND THEIR ALLIES)	KAPABLE (OUR BERG FOR PEOPLE WITH DISABILITIES AND THEIR SUPPORTERS)
Select 2020 Recognition

AMERICA’S MOST TRUSTED BRANDS (MORNING CONSULT)	DIVERSITY INC. - TOP 50 COMPANIES FOR DIVERSITY	FORBES - AMERICA’S BEST EMPLOYERS FOR DIVERSITY (TOP 500)	ETHISPHERE INSTITUTE - WORLD'S MOST ETHICAL COMPANIES (2020)	FORBES - WORLD'S BEST EMPLOYERS (2020)

FORTUNE - WORLD'S MOST ADMIRED COMPANIES (2020)	BARRON'S-TOP 100 "MOST SUSTAINABLE COMPANIES" (2020)	DOW JONES SUSTAINABILITY INDICES (2020)	FTSE4GOOD (2020)	INTERBRAND'S, "BEST GLOBAL BRANDS" (2020)

4	Kellogg Company

Proxy Voting Roadmap
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2021 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time on Friday, April 30, 2021 or any adjournments thereof. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

PROPOSAL 1 Election of Directors to Our Board	See further information beginning on page 9

The Board recommends a vote FOR Carter Cast, Zack Gund, Don Knauss and Mike Schlotman.

Board Demographics Following 2021 Annual Meeting

Diversity	~ 42% of our Directors are women; ~ 58% of our Directors are men

Tenure

Independence
•Designated Lead Director serves a variety of roles (see page 18)
•Audit, Compensation and Talent Management, and Nominating and Governance Committees are composed solely of independent Directors, each with a different Director serving as Committee chair

Age	61 years average age

2020 Activity	•Held 8 Board meetings and 20 Board Committee meetings in 2020 •100% attendance rate at Board and Board Committee meetings

2021 Proxy Statement	5

Proxy Voting Roadmap

PROPOSAL 2 Advisory Resolution to Approve Executive Compensation	See further information beginning on page 31

The Board recommends a vote FOR the resolution approving the compensation of the Company's Named Executive Officers.

Core Principles
The core principles that underpin our executive compensation program include the following:
•Pay for Performance
•Shareowner Alignment
•Values-Based
•Mitigating Risk
Our Pay is Closely Linked to Performance
As set forth in our core principles, Kellogg's compensation program is designed to have a significant portion of an NEO’s compensation linked to our performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan, stock option plan and three-year executive performance plan, and by limiting perquisites.

CEO

Other NEOs

6	Kellogg Company

Proxy Voting Roadmap

PROPOSAL 3 Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	See further information beginning on page 61

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

PricewaterhouseCoopers LLP is an independent registered public accounting firm with an extensive familiarity with the Company.

PROPOSAL 4 Management Proposal to Reduce Supermajority Vote Requirements	See further information beginning on page 64

The Board recommends a vote FOR the proposed amendments to the Certificate of Incorporation and bylaws to reduce supermajority Shareowner vote requirements.

After considering a variety of topics, including the results of the shareowner proposal in 2020, the Board has determined that it would be in the best interests of the Company and our Shareowners to amend Kellogg’s Certificate of Incorporation and bylaws to replace each voting requirement that calls for approval by two-thirds of outstanding shares with a majority of outstanding shares.

PROPOSAL 5 Shareowner Proposal to Adopt Shareowner Right to Call A Special Meeting	See further information beginning on page 65

The Board makes no recommendation on this Proposal.

The Board believes there are a variety of valid perspectives with respect to the right of shareowners to call special meetings. As such, the Board has determined to use this proposal to provide the opportunity for Shareowners to express their views on this topic, and the Board will respond accordingly.

2021 Proxy Statement	7

Contents

1	Message from the Chairman and Chief Executive Officer
2	Notice of the Annual Meeting of Shareowners
3	About Kellogg Company
	4	Our People
5	Proxy Voting Roadmap
9	Board and Corporate Governance
	9	PROPOSAL 1 ELECTION OF DIRECTORS
	11	Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting
	13	Continuing Directors to Serve Until the 2022 Annual Meeting
	15	Continuing Directors to Serve Until the 2023 Annual Meeting
	17	Corporate Governance
	17	Board-Adopted Corporate Governance Guidelines
	17	Board Leadership Structure; Communication with the Board
	20	Board Oversight of Enterprise Risk
	21	Majority Voting for Directors; Director Resignation Policy
	21	Director Independence
	21	Related Person Transactions
	22	Shareowner Recommendations for Director Nominees
	22	Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting
	22	Attendance at Annual Meetings
	22	Code of Conduct/Ethics
	22	Availability of Corporate Governance Documents
	23	Board and Committee Membership
	28	2020 Director Compensation and Benefits
	30	Directors’ Compensation Table
31	Compensation
	31	PROPOSAL 2 ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
	31	Compensation and Talent Management Committee Report
	31	Core Principles
	32	Compensation Approach
	32	2020 Performance/Payouts
	33	Compensation Discussion and Analysis
	33	Key Decisions Summary
	34	Core Principles
	36	Compensation Approach
	38	Compensation Plans and Design
	43	Compensation Policies
	45	Executive Compensation
	45	Summary Compensation Table

	47	Grant of Plan-Based Awards Table
	49	Outstanding Equity Awards at Fiscal Year-End Table
	51	Option Exercises and Stock Vested Table
	52	Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
	52	Defined Contribution Plans
	54	Discontinued / Frozen Plans
	55	Potential Post-Employment Payments
	55	Severance Benefits
	56	Involuntary Termination - No Change of Control
	56	Retirement, Disability and Death
	56	Potential Change in Control Payments
	60	CEO Pay Ratio
61	Audit Committee Matters
	61	PROPOSAL 3 RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
	61	Oversight of Independent Registered Public Accounting Firm
	62	Independent Registered Public Accounting Firm Tenure and Rotation
	62	Fees Paid to Independent Registered Public Accounting Firm
	62	Preapproval Policies and Procedures
	63	Audit Committee Report
64	Management Proposal
	64	PROPOSAL 4 REDUCE SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENTS
65	Shareowner Proposal
	65	PROPOSAL 5 ADOPT SHAREOWNER RIGHT TO CALL A SPECIAL MEETING
66	Security Ownership
	66	Five Percent Holders
	67	Officer and Director Stock Ownership
68	About The Meeting
	68	Information About this Proxy Statement
	68	Who Can Vote - Record Date
	68	How to Vote - Proxy Instructions
	69	Revocation of Proxies
	69	Quorum
	70	Required Vote
	70	Other Business
	70	Costs
71	Miscellaneous
72	Appendix A: Proposed Amendment to The Kellogg Company Amended Restated Certificate of Incorporation
74	Appendix B: Proposed Amendment to The Kellogg Company Bylaws

Board Voting Recommendation

8	Kellogg Company

Board and Corporate Governance

PROPOSAL 1
Election of Directors

The Board recommends a vote FOR each director nominee.

For more than 110 years, consumers have counted on Kellogg for great-tasting, high-quality and nutritious foods. These foods include snacks, such as crackers, savory snacks, toaster pastries, cereal bars and bites; and convenience foods, such as, ready-to-eat cereals, frozen waffles, veggie foods and noodles. Kellogg products are manufactured and marketed globally. As such, we believe that in order for our Board to effectively guide Kellogg to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve Kellogg and our Shareowners, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. In addition, the Board desires to have specific knowledge related to Kellogg’s industry, such as expertise in branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international markets, manufacturing and supply chain, marketing, regulatory and government affairs, the retail environment, and sales and distribution.
The Nominating and Governance ("N&G") Committee believes that all Directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the N&G Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the N&G Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. The N&G Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The Committee seeks a diverse Board that is representative of our global business, Shareowners, consumers, customers, and employees. While the N&G Committee carefully considers diversity when determining Board composition, it has not established a formal policy regarding diversity. The N&G Committee also will consider a combination of factors for each director, including whether the nominee (1) has the ability to represent all Shareowners without a conflict of interest; (2) has the ability to work in and promote a productive environment; (3) has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director; (4) has demonstrated the high level of character and integrity that we expect; (5) possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company; (6) has the ability to apply sound and independent business judgment; and (7) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.
The N&G Committee has determined that all of our Directors meet the criteria and qualifications set forth in the Board’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of the business and social realities of the global environment in which Kellogg operates, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other Directors. Finally, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Kellogg and its Shareowners, and guide the long-term sustainable, dependable performance of Kellogg.
Our Amended Restated Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws provide that the Board shall be composed of not less than seven and no more than fifteen Directors divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year. The Board prefers approximately twelve members, and expands the Board in order to add outstanding candidates or to prepare for an orderly transition with respect to departures of Directors.

2021 Proxy Statement	9

Board and Corporate Governance
Four Directors have been nominated for re-election at the 2021 Annual Meeting to serve for a term ending at the 2024 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently thirteen members of the Board. In 2020, the N&G Committee identified potential candidates that resulted in Mr. Schlotman joining the Board as a new member. Mr. Jenness is not standing for re-election and will retire from the Board in connection with the 2021 Annual Meeting. At such time, the size of the Board will be reduced to twelve members.
The Board recommends that the Shareowners vote “FOR” the following nominees: Carter Cast, Zack Gund, Don Knauss and Mike Schlotman. Each nominee was recommended for re-election by the N&G Committee for consideration by the Board and proposal to the Shareowners. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
We have a balanced Board which individually possesses the leadership and character commensurate with the role of director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Kellogg. In addition, the Board possesses a strong mix of experienced and newer Directors. The following skills have been identified by the Board as core competencies:

Accounting and Financial Acumen	Branded Consumer Products / Consumer Dynamics	Crisis Management	Health and Nutrition

Innovation / Research and Development	International and Emerging Markets	People Management	Manufacturing and Supply Chain

Marketing / Brand Building	Regulatory / Government	Retail Environment	Risk Management

Sales and Distribution	Social Responsibility	Strategy / Strategic Planning
Each of our Directors possesses many of these competencies. For purposes of this Proxy Statement, the Director biographies highlight at least five of these competencies that each Director possesses.

10	Kellogg Company

Board and Corporate Governance
Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting

CARTER CAST | 57
Venture Partner at Pritzker Group Venture Capital
Mr. Cast is currently a venture partner at Pritzker Group Venture Capital, a senior advisor at Pritzker Group Private Capital and is on faculty at Northwestern University’s Kellogg School of Management, where he is a clinical professor teaching entrepreneurship, innovation and marketing. Mr. Cast served as CEO of the online retail company, Hayneedle, Inc., from September 2007 until June 2011. Mr. Cast brings vast experience in the digital arena, previously helping to build and then lead Walmart.com, as its CEO. Prior to 2000, he led the launch of the Blue Nile brand, the leading online jewelry retailer and also served as the Chief Marketing Officer at eBay. He also has previously served as the Vice President of Product Marketing and Marketing Communications at Electronic Arts. Mr. Cast has significant leadership experience as well at other Fortune 500 companies, including PepsiCo where he was a marketing executive, and Frito-Lay where he managed its $1.5 billion tortilla chip category.

Director since June 2017 Committees Audit Social Responsibility and Public Policy
Core Competencies
As a result of these professional and other experiences, Mr. Cast possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, branded consumer products and consumer dynamics, retail environment (including the e-commerce channel / business model), risk management and social responsibility.

ZACK GUND | 50
Managing Partner of Coppermine Capital, LLC
Mr. Zack Gund is currently a Managing Partner of Coppermine Capital, LLC, a private investment firm he founded in 2001. Mr. Gund makes investment decisions and oversees several portfolio companies across many different sectors. His work has spanned both the manufacturing and service industries, including food manufacturing.

Core Competencies
As a result of these professional and other experiences, Mr. Gund possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, crisis management, manufacturing and supply chain, strategy/strategic planning, and retail environment. He also has a unique sense of shareowner perspectives. Mr. Zack Gund is the son of Mr. Gordon Gund.

Director since December 2014 Committees Manufacturing (Chair) Compensation and Talent Management Nominating and Governance Executive

2021 Proxy Statement	11

Board and Corporate Governance

DON KNAUSS | LEAD DIRECTOR | 70
Former Chairman and CEO of The Clorox Company
Mr. Knauss retired as Executive Chairman of the Board of The Clorox Company in July 2015. He had served as Chairman and CEO of The Clorox Company from 2006 to 2014. He was Executive Vice President of The Coca-Cola Company and President and COO for Coca-Cola North America from February 2004 until September 2006. Previously, he was President of the Retail Division of Coca-Cola North America from January 2003 through February 2004 and President and CEO of The Minute Maid Company, a division of The Coca-Cola Company, from January 2000 until January 2003 and President of Coca-Cola Southern Africa from March 1998 until January 2000. Prior to that, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble, and served as an officer in the United States Marine Corps. In addition, Mr. Knauss is a director of McKesson Corporation and Target Corporation.

Director since December 2007 Committees Nominating and Governance (Chair) Audit Compensation and Talent Management Executive
Core Competencies
As a result of these professional and other experiences, Mr. Knauss has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations, and possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, crisis management, people management, retail environment, and branded consumer products/consumer dynamics. In addition, Mr. Knauss has significant public company board experience (including specific experience in auditing, manufacturing, and marketing oversight), which strongly positions him to serve as the Lead Director of Kellogg.

MIKE SCHLOTMAN | 63
Former Executive Vice President and Chief Financial Officer of Kroger
Mr. Schlotman was the Executive Vice President and Chief Financial Officer of Kroger from September 2015 through December 2019. Before that, he was elected Senior Vice President and Chief Financial Officer in June 2003, and Group Vice President and Chief Financial Officer in January 2000. Prior to that he was elected Vice President and Corporate Controller in 1995, and served in various positions in corporate accounting since joining Kroger in 1985.

Director since October 2020 Committees Audit Social Responsibility and Public Policy

Core Competencies
As a result of these professional and other experiences, Mr. Schlotman possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) in accounting and financial acumen, crisis management, retail, regulatory and government, risk management and strategy and strategic planning.

12	Kellogg Company

Board and Corporate Governance
Continuing Directors to Serve Until the 2022 Annual Meeting

ROD GILLUM | 70
Principal in the Detroit law office of Jackson Lewis P.C.
Mr. Gillum has served as a member of the Board of Trustees of the W.K. Kellogg Foundation since December 2006. He also served as board chair in 2012-2013 and co-trustee of the W.K. Kellogg Foundation Trust from March 2017 to February 2019. Mr. Gillum is a Principal in the Detroit law office of Jackson Lewis P.C. and co-leads the Firm’s Automotive Industry Team. His practice concentrates on corporate strategies related to crisis management, labor relations and legal risk avoidance. Prior to joining Jackson Lewis, Mr. Gillum was a senior leader at General Motors (GM), where he rose to become Secretary to the GM board of directors, and later Vice President, Corporate Responsibility & Diversity. As a co-leader of the Public Policy Center, based in North America, Europe, Asia, and Latin America, Mr. Gillum developed and coordinated global policy positions on safety, trade and government relations. He also chaired the General Motors Foundation.

Director since February 2019 Committees Manufacturing Social Responsibility and Public Policy
Core Competencies
As a result of these and other experiences, Mr. Gillum possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) crisis management, regulatory and government, risk management, social responsibility and strategy and strategic management.

MARY LASCHINGER | 60
Former Chairman of the Board and CEO of Veritiv Corporation
Ms. Laschinger was the Chairman of the Board and CEO of Veritiv Corporation from July 2014 to September 2020. Previously, Ms. Laschinger served as Senior Vice President of International Paper Company from 2007 to June 2014, and as President of the xpedx, International Paper’s former distribution business, from January 2010 to June 2014. Mary Laschinger became CEO of the Company in June 2014. She also served as President of the Europe, Middle East, Africa and Russia business at International Paper, Vice President and General Manager of International Paper’s Wood Products and Pulp businesses, as well as in other senior management roles in sales, marketing, manufacturing and supply chain at International Paper. Within the past five years, she has also served as a director of Veritiv Corporation.

Director since October 2012 Committees Compensation and Talent Management (Chair) Nominating and Governance Executive
Core Competencies
As a result of these professional and other experiences, Ms. Laschinger possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) branded consumer products and consumer dynamics, crisis management, international and emerging markets, people management and sales and distribution. In addition, Ms. Laschinger has significant public company board experience.

2021 Proxy Statement	13

Board and Corporate Governance

ERICA MANN | 62
Former President Consumer Health of Bayer Healthcare LLC
Ms. Mann previously served as a member of the Board of Management of Bayer AG from January 2016 to March 2018, and Bayer AG CH from January 2016 to March 2018. She was also President Consumer Health, Bayer Healthcare LLC from March 2011 to December 2015. Before joining Bayer HealthCare, Ms. Mann was President and General Manager of Pfizer Nutritional Health, a global business unit with operations in more than 80 countries, and served as a member of the Pfizer Senior Management Team from 2008 to 2011. Ms. Mann joined Pfizer upon its acquisition of Wyeth, where as Senior Vice President of Nutrition, she helped establish the shape and strategic direction of the new nutrition business unit. She also has significant experience at other Fortune 500 companies, including Ely Lilly & Company and Johnson & Johnson, and has held leadership positions in South Africa, Australia, New Zealand, Germany, Switzerland and the United States. Ms. Mann is a director of Perrigo Company plc and DSM, a global Nutrition, Health and Sustainable Living company.

Director since February 2019 Committees Audit Social Responsibility and Public Policy
Core Competencies
As a result of these and other experiences, Ms. Mann possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, health and nutrition, international and emerging markets, risk management, social responsibility and strategy and strategic planning.

CAROLYN TASTAD | 59
Group President of Procter & Gamble, North America
Ms. Tastad is currently Group President, Procter & Gamble, North America. Ms. Tastad has worked at Procter & Gamble (“P&G”) since 1983, and has significant acquisition integration experience and business model reinvention. She has led large multi-category regional businesses and smaller entrepreneurial global businesses, including responsibility for leading P&G’s selling organization across all sectors and all regions. Ms. Tastad is executive sponsor of P&G’s Gender Equality citizenship effort and leads P&G’s Corporate Women’s Leadership Team. Ms. Tastad previously served in executive roles in the U.S., Canada, and Switzerland.

Director since December 2015 Committees Compensation and Talent Management Manufacturing Nominating and Governance
Core Competencies
As a result of these professional and other experiences, Ms. Tastad possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) branded consumer products and consumer dynamics, international and emerging markets, marketing / brand building, people management, sales and distribution.

14	Kellogg Company

Board and Corporate Governance
Continuing Directors to Serve Until the 2023 Annual Meeting

STEPHANIE BURNS, Ph.D. | 66
Former Chief Executive Officer of Dow Corning Corporation
Dr. Burns served as Chief Executive Officer of Dow Corning Corporation from 2004 to 2011 and its Chairman from 2006 through 2011. She began her career with Dow Corning in 1983 and later became Dow Corning’s first director of women’s health. Dr. Burns was elected to the Dow Corning Board of Directors in 2001 and elected as President in 2003. Dr. Burns is a director of Corning Incorporated and HP Inc., and within the past five years, Dr. Burns has also served as a director of GlaxoSmithKline plc.

Director since February 2014 Committees Audit (Chair) Nominating and Governance Executive
Core Competencies
As a result of these professional and other experiences, Dr. Burns has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations, and possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, crisis management, innovation / research and development, regulatory and government affairs and risk management. In addition, Dr. Burns has significant public company board experience (including specific experience in compensation, corporate relations, manufacturing, and social responsibility oversight).

STEVE CAHILLANE | 55
Chairman of the Board, President and Chief Executive Officer of Kellogg Company
Mr. Cahillane has been Chairman of the Board of Kellogg Company since March 2018, and President and Chief Executive Officer since October 2017. He has also served as a Kellogg Director since October 2017. Prior to joining Kellogg, Mr. Cahillane served as Chief Executive Officer and President, and as a member of the board of directors, of Alphabet Holding Company, Inc., and its wholly-owned operating subsidiary, The Nature’s Bounty Co. from September 2014. Prior to that, Mr. Cahillane served as Executive Vice President of The Coca-Cola Company from February 2013 to February 2014 and President of Coca-Cola Americas, the global beverage maker’s largest business, with $25 billion in annual sales at that time, from January 2013 to February 2014. Mr. Cahillane served as President of various Coca-Cola operating groups from 2007 to 2012. He has also been a trustee of the W. K. Kellogg Foundation Trust since 2018.

Director since October 2017 Committees Executive (Chair)
Core Competencies
As a result of these professional and other experiences, Mr. Cahillane possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international and emerging markets, marketing / brand building, sales and distribution and strategy and strategic planning.

2021 Proxy Statement	15

Board and Corporate Governance

RICK DREILING | 67
Former Chief Executive Officer of Dollar General Corporation
Mr. Dreiling is Chairman of the Board of Lowe’s Companies Inc. He previously served as Chief Executive Officer of Dollar General Corporation until his retirement in June 2015. He was also Chairman of Dollar General from December 2008 to January 2016, and served as Senior Advisor from June 2015 to January 2016. Mr. Dreiling has more than 40 years of diverse retail industry experience in consumer discount, drug store and grocery sectors. He spent 34 years with Safeway, Inc. in roles spanning marketing, manufacturing, distribution, merchandising and retail operations. Mr. Dreiling is also a director of Aramark and PulteGroup Inc.

Director since June 2016 Committees Audit Compensation and Talent Management
Core Competencies
As a result of these and other experiences, Mr. Dreiling possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) accounting and financial acumen, people management, retail environment, risk management and strategy and strategic planning. In addition, Mr. Dreiling has significant public company board experience.

LA JUNE MONTGOMERY TABRON | 58
President and CEO of the W.K. Kellogg Foundation
Ms. Montgomery Tabron was elected President and CEO of the W.K. Kellogg Foundation effective January 2014. She is also a member of the Board of Trustees of the W.K. Kellogg Foundation since January 2014. During her 32 years with the W.K. Kellogg Foundation, she held various positions in finance, including Executive Vice President of Operations and Treasurer from March 2012 to December 2013, COO and Treasurer from January 2010 to February 2012, Vice President of Finance and Treasurer from September 2000 to December 2009, Assistant Vice President of Finance and Assistant Treasurer from September 1997 to September 2000, and Controller from May 1987 to September 1997. Ms. Montgomery Tabron has also been a trustee of the W.K. Kellogg Foundation Trust since 2014.

Director since February 2014 Committees Social Responsibility and Public Policy (Chair) Manufacturing Executive
Core Competencies
As a result of these professional and other experiences, Ms. Montgomery Tabron possesses particular knowledge and experience in a variety of the identified core competencies and other areas that strengthens the Board’s collective knowledge, capabilities and experience, including (but not limited to) crisis management, health and nutrition, regulatory and government, social responsibility and strategy and strategic planning. In addition, Ms. Montgomery Tabron has significant private company board experience (including specific experience in social responsibility oversight). She also has a unique sense of shareowner perspectives.

16	Kellogg Company

Board and Corporate Governance
Corporate Governance
Board-Adopted Corporate Governance Guidelines
We operate under corporate governance principles and practices (the “Corporate Governance Guidelines”) that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. The Corporate Governance Guidelines include the following:

Board Independence
•A majority of the Directors, and all of the members of the Audit Committee, Compensation and Talent Management ("C&T") Committee, and N&G Committee, are required to meet the independence requirements of the New York Stock Exchange and the SEC.
•One of the Directors is designated a Lead Director, who chairs and may call executive session meetings of the independent, non-employee Directors, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to communicate with the Board.
•The Board and each Board Committee have the power to hire independent legal, financial or other advisors as they may deem necessary, at the Company's expense.
•The Corporate Governance Guidelines provide that non-employee Directors meet in executive session at least three times annually. As a general practice, the non-employee Directors meet in executive session at Board and Committee meetings.
•No Director shall serve as a director, officer or employee of a competitor.

Strategic Oversight
•Directors review the Company's strategy periodically during the year and dedicate at least one meeting per year to focus on a strategic review, including the key elements of the Company's strategy.
•Directors have direct and regular access to officers, employees, facilities, books and records of the Company and can initiate contact or meetings directly or through the CEO or Secretary.

Performance Assessments
•The Board and Board Committees conduct annual performance evaluations to assess whether the Board, its Committees, and the Directors are functioning effectively.
•The independent members of the Board use the recommendations from the N&G Committee and C&T Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

Succession Planning	•The Board reviews CEO succession planning at least once per year.

Restrictions and Rules
•Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer their resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.
•No Director may be nominated for a new term if he or she would attain the age limit of seventy-two or older at the time of election, unless the Board determines that it is in the best interest of Kellogg to re-nominate the independent Director for additional terms due to his or her unique capabilities or special circumstances.
•No Director should serve on more than four other public company boards, in addition to Kellogg.
•All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.
•Continuing education is provided to Directors consistent with our Board education policy.

Board Leadership Structure; Communication with the Board
The mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committee composition, benefits Kellogg and its Shareowners. The following section describes Kellogg’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices.

2021 Proxy Statement	17

Board and Corporate Governance
Independence; Board Mix
Our Board has an effective mix of independent and management Directors. It is composed of eleven independent Directors, Mr. Cahillane, our CEO, and Mr. Jenness (who was our Chairman until June 2014). Mr. Jenness will be retiring at our 2021 Annual Meeting of Shareowners, at which point the Board is expected to be composed of eleven independent Directors and Mr. Cahillane, our CEO.
Independence and Committee Structure After 2021 Annual Meeting
In 2020, the Board had six standing Committees: (i) Audit, (ii) C&T, (iii) N&G, (iv) Manufacturing, (v) Social Responsibility and Public Policy ("SRPP"), and (vi) Executive. The Audit, C&T, and N&G Committees are composed solely of independent Directors, each with a different independent Director serving as Committee chair.

Board Independence	Diversity	Tenure

Board Leadership Structure
The Board believes that it is beneficial to Kellogg and its Shareowners to designate one of the Directors as a Lead Director. With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Upon Mr. Cahillane’s appointment as CEO on October 2, 2017, and John Bryant’s continuation of the role of Chairman, the roles were separated. Upon Mr. Bryant’s retirement from the Board on March 15, 2018, and Mr. Cahillane’s succession to the role of Chairman, the roles were again combined. At this time, the Board believes that combining the roles of Chairman and CEO, together with the separate, independent role of our Lead Director, is the most effective leadership structure for Kellogg for many reasons. In particular, the Board believes the combined role is appropriate because of:
•Mr. Cahillane’s extensive knowledge and experience in a variety of areas, including strategy and strategic planning, branded consumer products and consumer dynamics, and innovation and research and development acquired as a result of his professional and other experiences, gives him the insight necessary to combine the responsibilities of strategic development and execution along with management of day-to-day operations, and
•Mr. Cahillane’s knowledge of Kellogg's business, operations and risks acquired in his role as CEO gives him the insight necessary to combine the responsibilities of strategic development along with management of day-to-day operations and execution.
We believe Don Knauss, as the Company's Lead Director, provides the necessary independent voice on issues facing the company and ensures that key issues are brought to the Board's attention and that proper corporate governance is maintained. As stated in the Corporate Governance Guidelines, the Board believes that the combination or separation of these offices should continue to be considered as part of the succession planning process.

LEAD DIRECTOR
Don Knauss, an independent Director and the Chairman of the N&G Committee, is currently our Lead Director. Mr. Knauss is an effective Lead Director for Kellogg due to, among other things:
•independence;
•board leadership experience as CEO, Chairman and Executive Chairman of The Clorox Company;
•strong strategic and financial acumen;
•commitment to ethics;
•extensive knowledge of the retail environment and branded consumer products; and
•deep understanding of Kellogg and its business obtained while serving as a Kellogg Director.
The independent Lead Director serves a variety of roles, including:
•for every meeting , reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate Board and Committee topics are reviewed and sufficient time is allocated to each;
•liaising between the Chairman and CEO and non-management Directors if and when necessary and appropriate (that said, each Director has direct and regular access to the Chairman and CEO);
•presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chairman of the Board is not present;
•calling an executive session of independent Directors at every meeting consistent with the Corporate Governance Guidelines;
•responsibility for leading the Board's annual evaluation process; and
•facilitating succession planning for the Board, including by having the N&G Committee and the independent Directors regularly discuss and evaluate CEO succession plans.
Mr. Knauss may be contacted at donald.knauss@kellogg.com. Any communications which Shareowners or interested parties may wish to send to the Board may be directly sent to Mr. Knauss at this e-mail address.

Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure as appropriate. We believe that Kellogg, like many U.S.-based companies, has been well-served by this flexible leadership structure.

18	Kellogg Company

Board and Corporate Governance
Self Evaluation
Our Lead Director leads our annual process whereby the Board conducts an annual performance evaluation to assess the performance of the Board, its Committees, and the Directors, and to determine how to make the Board even more effective. The process includes detailed written survey materials as well as individual, private meetings between each Director and the Lead Director.
BOARD SELF-EVALUATION / CONTINUOUS IMPROVEMENT PROGRAM
Company Strategy
Strategic planning and oversight of the Company’s business strategy is a key responsibility of the Board, and the Board has deep experience and expertise in the areas of strategy and strategic development. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach in exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration global economic, consumer and other significant trends, as well as changes in the food industry and regulatory initiatives. The Board reviews the Company’s strategy periodically during the year, and dedicates at least one meeting each year to focus on a strategic review, including key elements of our strategy. Relevant strategic topics are also embedded in the work of Committees.
While the Board and its Committees oversee strategy and strategic planning, management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. The Board’s discussions are enhanced with first-hand experiences, such as visits to specific markets and interaction with key retailers, which provide Directors an opportunity to experience strategy execution.
The Board’s oversight and management’s execution of business strategy are intended to help promote the creation of long-term shareowner value in a sustainable manner, with a focus on assessing both opportunities available to us and risks that we may encounter.

2021 Proxy Statement	19

Board and Corporate Governance
Board Oversight of Enterprise Risk
The Board utilizes our Enterprise Risk Management (“ERM”) process to assist in fulfilling its oversight of the Company's risks. While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Vice President, Internal Audit, who reports to the Chair of the Audit Committee.
Due to the dynamic nature of risk and the business environment generally, at every Audit Committee meeting, the Company provides a status report on key enterprise risks, and regularly provides in-depth reviews on select topics. ERM topics are also discussed in other Committee meetings. In addition, Board and Committee agendas are updated throughout the year so that enterprise risks are reviewed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Kellogg’s risks in a timely and effective manner.

BOARD OF DIRECTORS
•During regularly scheduled meetings, the full Board and Audit Committee receive an update on the key enterprise risks, including current status and action items
•The full Board reviews the results of the annual risk assessment
•Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly:

RISK ASSESSMENT
The risk assessment process is global in nature and has been developed to identify and assess Kellogg’s current and emerging risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk (including how ERM is integrated into the Company’s internal audit plan). Many of our key business leaders, functional heads and other managers from across the globe provide perspective and input in a targeted and strategic manner to develop the Company’s holistic views on enterprise risks.
The centerpiece of the assessment is the distillation of this review into key enterprise risks which includes the potential magnitude, likelihood and velocity of each risk. As part of the process for assessing each risk, management identifies the following:
•the nature of the risk
•the senior executive responsible for managing the risk
•the potential impact of the risk
•management’s approach to manage the risk
•Board or Committee updates
The results of the risk assessment are then integrated into the Board’s processes.

AUDIT COMMITTEE
•Responsible for monitoring the ERM process
•Coordinates with the Vice President, Internal Audit, who reports to the Chair of the Committee
•Receives updates on the key enterprise risks
•Reviews the results of the annual risk assessment

ALL COMMITTEES
Each Committee chair works directly with Kellogg’s key senior executive responsible for the matters allocated to the Committee to develop agenda topics, review materials to be discussed with the Committee, and otherwise discuss those key enterprise risks relating to the particular Committee.

MANAGEMENT
•Conducts a formal risk assessment of Kellogg's business annually
•Evaluates the completeness of the Enterprise Risks universe
•Key risks are reviewed and mitigation plans developed by designated senior leaders responsible for day-to-day risk management

20	Kellogg Company

Board and Corporate Governance
Majority Voting for Directors; Director Resignation Policy
Our bylaws contain a majority voting standard for the election of Directors in an uncontested election (that is, an election where the number of nominees is equal to the number of seats open). In an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. A “majority of the votes cast” means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” (excluding abstentions). No Director will be nominated for election or otherwise be eligible for service on the Board unless and until such candidate has delivered an irrevocable resignation to the N&G Committee that would be effective upon (i) such Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of the resignation. If a Director fails to achieve the required vote in an uncontested election, the N&G Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board would act on the N&G Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. The Director whose resignation is under consideration shall not participate in the recommendation of the N&G Committee or deliberations of the Board with respect to his or her nomination. Following the Board’s decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered. To the extent that a resignation is accepted, the N&G Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Director Independence
The Board has determined that all current Directors (other than Mr. Cahillane and Mr. Jenness) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellogg and its subsidiaries in any of the 2020, 2019, or 2018 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Kellogg or its subsidiaries, other than Director and Committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellogg did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is Kellogg’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and Kellogg or our subsidiaries.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status, including transactions relating to selling product and marketing arrangements. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
Related Person Transactions
The Board has adopted a written policy relating to the N&G Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Secretary administers procedures adopted by the Board with respect to related person transactions and the N&G Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the N&G Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the N&G Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the N&G Committee. In approving any related person transaction, the N&G Committee must determine that the transaction is fair and reasonable to Kellogg. The N&G Committee periodically reports on its activities to the Board. The written policy relating to the N&G Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Governance” link.
There were no related person transactions in 2020 that require reporting under the SEC disclosure rules.

2021 Proxy Statement	21

Board and Corporate Governance
Shareowner Recommendations for Director Nominees
The N&G Committee will consider Shareowner nominations for membership on the Board. For the 2022 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017-3534, which will forward them to the Chairman of the N&G Committee. Recommendations must be in writing and we must receive the recommendation not earlier than November 10, 2021 and not later than December 10, 2021. Recommendations must also include certain other requirements specified in our bylaws.
When filling a vacancy on the Board, the N&G Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The N&G Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the N&G Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners. For more information, see “Board and Committee Membership-Nominating and Governance Committee.”
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting
Our bylaws permit a Shareowner, or a group of up to 20 Shareowners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the Shareowner(s) and the nominee(s) satisfy the requirements specified in the bylaws. For the 2022 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017-3534. Any such nomination must be received by us not earlier than October 11, 2021 and not later than November 10, 2021. Any such nomination must meet the other requirements set forth in our bylaws.
Attendance at Annual Meetings
All incumbent Directors are expected to attend the Annual Meeting of Shareowners. All of our Directors attended the 2020 Annual Meeting of Shareowners.
Code of Conduct/Ethics
We have adopted the Code of Conduct for Kellogg Company Directors and Global Code of Ethics for Kellogg Company employees (including the CEO, CFO, other named executive officers, and Corporate Controller). Any amendments to, or waivers of, the Global Code of Ethics applicable to our CEO, CFO or Corporate Controller will be posted on www.kelloggcompany.com. There were no amendments to or waivers of the Global Code of Ethics in 2020.
Availability of Corporate Governance Documents
Copies of the Corporate Governance Guidelines, the Charters of the Audit, C&T, and N&G Committees of the Board, the Code of Conduct for Kellogg Company Directors, and Global Code of Ethics for Kellogg Company employees can be found on the Kellogg Company website at www.kelloggcompany.com under “Investor Relations,” then “Corporate Governance.” Shareowners may also request a free copy of these documents from: Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellogg.com.

22	Kellogg Company

Board and Corporate Governance
Board and Committee Membership
The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Shareowners. As part of that process, the N&G Committee and the Board consider current tenure and potential retirements.
The Board had the following standing Committees in 2020: (i) Audit; (ii) C&T; (iii) N&G; (iv) Manufacturing; (v) SRPP; and (vi) Executive.
The Board held eight meetings in 2020. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board Committees of which the Directors were members during 2020 that were held while such Directors were on the Board.
The table below provides 2020 membership and meeting information for each Board Committee as of January 2, 2021 (the last day of fiscal year 2020):

Name(3)	Audit	Compensation and Talent Management	Nominating and Governance	Manufacturing	Social Responsibility and Public Policy
Stephanie Burns	Chair
Steve Cahillane(1)
Carter Cast
Rick Dreiling
Rod Gillum
Zack Gund				Chair
Jim Jenness(2)
Don Knauss			Chair
Mary Laschinger		Chair
Erica Mann
La June Montgomery Tabron					Chair
Mike Schlotman(3)
Carolyn Tastad
2020 Meetings Held	6	5	4	3	2
(1)Mr. Cahillane is not a formal member of any Committee (other than Executive) and attends meetings for each Committee.
(2)Mr. Jenness is not standing for re-election and will retire from the Board in connection with the 2021 Annual Meeting.
(3)Mr. Schlotman was elected as Director and his initial term commenced on October 23, 2020.
In addition, the Board also has an Executive Committee made up of the CEO and Committee Chairs which held no meetings in 2020.
Each of the Company's Committees may form and delegate authority to subcommittees when appropriate.

2021 Proxy Statement	23

Board and Corporate Governance
Audit Committee

Stephanie Burns (Chair) Carter Cast	Rick Dreiling Don Knauss	Erica Mann Mike Schlotman	2020 Meetings Held: 6
Pursuant to a written charter, the Audit Committee’s responsibilities include the following.
•The Committee assists the Board in monitoring the following:
–the integrity of the financial statements of the Company;
–the independence and performance of the Company’s independent registered public accounting firm;
–the performance of the Company’s internal audit function;
–the Company’s ERM process and key risks;
–compliance by the Company with legal and regulatory requirements; and
–other related matters.
•The Committee, or its Chair, pre-approves all audit, audit-related, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates.
•The Committee discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellogg management and the independent registered public accounting firm.
•The Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm.
•As part of the annual auditor engagement process, the Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Committee had direct and meaningful involvement in the selection of the lead engagement partner.
Ms. Burns, the Chair of the Committee, and Mr. Knauss have each been determined by the Board to be an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of SEC Regulation S-K.
The Committee also has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain, approve the services, determine the fees and other retention terms and terminate outside advisors and counsel.
The Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines..

24	Kellogg Company

Board and Corporate Governance
Compensation and Talent Management Committee

Mary Laschinger (Chair) Rick Dreiling	Zack Gund Don Knauss	Carolyn Tastad	2020 Meetings Held: 5
Pursuant to a written charter, the C&T Committee’s responsibilities include the following:
•reviewing and approving the compensation philosophy and principles for senior executives;
•reviewing and making recommendations for the compensation of senior management personnel and monitoring overall compensation for senior executives, including reviewing risks arising from Kellogg’s compensation policies and practices;
•reviewing and recommending the compensation of the CEO;
•sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation;
•overseeing and administering employee benefit plans to the extent provided in those plans;
•reviewing with management employment and employment-related matters and employment programs;
•reviewing trends in management compensation;
•reviewing talent development;
•setting the composition of the peer company group used for market comparison for executive compensation;
•determining applicable stock ownership guidelines for certain executives and monitoring compliance with guidelines;
•reviewing the Company’s diversity and inclusion programs and policies; and
•overseeing the review and assessment of risks arising from Kellogg’s compensation policies and practices, which includes the annual review of our compensation program for design features considered to encourage excessive risk taking and Kellogg’s approach to those features.
For information about the Committee’s processes for establishing and overseeing executive compensation, including with respect to its retention and use of a compensation consultant, refer to “Compensation Discussion and Analysis — Compensation Approach.”
The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Committee considers whether the work of such consultant or other advisor would raise an conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant.
The Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Committee are not current or former employees of Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 under the Securities Exchange Act of 1934.

2021 Proxy Statement	25

Board and Corporate Governance
Nominating and Governance Committee

Don Knauss (Chair) Stephanie Burns	Zack Gund Mary Laschinger	Carolyn Tastad	2020 Meetings Held: 4
Pursuant to a written charter, the N&G Committee’s responsibilities include the following.
•The Committee assists the Board by:
–identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors;
–recommending nominees for Director to the Board;
–recommending Committee assignments;
–reviewing annually the Board’s compliance with the Corporate Governance Guidelines;
–reviewing annually the Corporate Governance Guidelines and recommending changes to the Board;
–monitoring the performance of Directors and conducting performance evaluations of each Director before the Director’s re-nomination to the Board;
–administering the annual evaluation of the Board;
–providing annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance;
–considering and evaluating potential waivers of the Code of Conduct for Directors and Global Code of Ethics for senior officers (for which there were none in 2020);
–making a report to the Board on CEO succession planning at least annually;
–providing an annual review of the independence of Directors to the Board;
–reviewing and recommending to the Board responses to Shareowner proposals; and
–overseeing governance-related engagement with stockholders and proxy advisory firms, and review proxy advisory firm policies and voting recommendations.
–reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 Regulation S-K) on an ongoing basis, in accordance with the Company’s related party transactions policies; and
–reviewing Director compensation.
•The Chair of the Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board.
The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Committee considers whether the work of such consultant or other advisor would raise an conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant.
As noted above, the Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines.

26	Kellogg Company

Board and Corporate Governance
Manufacturing Committee

Zack Gund (Chair) Rod Gillum	Jim Jenness La June Montgomery Tabron	Carolyn Tastad	2020 Meetings Held: 3
Pursuant to a written charter, the Manufacturing Committee’s responsibilities include the following.
•The Committee assists the Board in discharging its oversight responsibilities, with the primary focus on Kellogg’s food quality and safety, manufacturing facility operations, and people and labor strategies.
•As it deems appropriate, the Committee reviews policies, programs and practices, and provide strategic advice and counsel concerning the matters set forth above including, but not limited to
–food safety;
–employee health and safety;
–capacity utilization and planning;
–contingency planning;
–productivity programs;
–commodity purchasing and hedging programs; and
–people utilization and union and non-union strategies.
•The Committee also regularly reviews global food safety and people safety performance reports, including results of regulatory audits, as well as supply chain financial performance.
The Committee also has authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.
Social Responsibility and Public Policy Committee

La June Montgomery Tabron (Chair) Carter Cast	Rod Gillum Jim Jenness	Erica Mann Mike Schlotman	2020 Meetings Held: 2
Pursuant to a written charter, the SRPP Committee’s responsibilities include the following:
•The Committee assists the Board in discharging its oversight responsibilities with respect to corporate responsibility and reputation, and certain environmental, social and public policy issues.
•The Committee also reviews the Company’s policies, programs, practices and disclosures concerning:
–public policy;
–government relations;
–regulatory matters;
–philanthropic activities/charitable contributions;
–sustainability;
–food security;
–conservation of natural resources;
–responsible sourcing; and
–other related topics.
•The Committee is particularly focused on the intersection of philanthropy, public policy, and the Company’s goals.
•The Committee also oversees the Company’s sustainability efforts and climate policy.
The Committee oversees the Company's corporate responsibility strategy. Our Senior Vice President (SVP) of Global Corporate Affairs, who reports to the Chairman and CEO, is responsible for successfully implementing the strategy and regularly updating the CEO and the Committee. Our Chief Sustainability Officer reports to the SVP of Global Corporate Affairs. Additionally, numerous leaders are accountable for achieving specific corporate responsibility commitments, based on their roles. This work is aligned with and included in parallel work streams within internal audit and our Audit Committee. Policies and strategies overseen by the Committee are also aligned with our lobbying, advocacy, and membership efforts.
The Committee also has authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.

2021 Proxy Statement	27

Board and Corporate Governance
Executive Committee

Steve Cahillane (Chair) Stephanie Burns	Zack Gund Don Knauss	Mary Laschinger La June Montgomery Tabron	2020 Meetings Held: 0
Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions. The Executive Committee is made up of the CEO and Committee Chairs and held no meetings in 2020.
2020 Director Compensation and Benefits
Only non-employee Directors receive compensation for their services as Directors. For information about the compensation of Mr. Cahillane, refer to “Executive Compensation” beginning on page 45.
Our 2020 compensation for non-employee Directors was comprised of an annual cash retainer and equity-based grants. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted against the median of our Compensation Peer Group. Refer to “Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our Compensation Peer Group. The N&G Committee reviews our Director compensation program on an annual basis with the Company's independent compensation consultant. The independent compensation consultant provides counsel to the Committee in a variety of ways, including an in-depth study that reports and analyzes the director compensation programs in the Compensation Peer Group in an effort to ensure that our program is competitive, consistent with market practice, and designed to attract qualified directors. Although the N&G Committee conducts this review on an annual basis, it generally considers adjustments to Director compensation every other year. No changes were recommended for 2020.
Our compensation is designed to create alignment between our non-employee Directors and our Shareowners through the use of equity-based grants. In 2020, approximately 60% of non-employee Director pay was in equity and approximately 40% was in cash, excluding the Lead Director and Committee Chair retainers.
Compensation as of January 2, 2021 (the end of fiscal year 2020), for non-employee Directors consisted of the following:
Annual Retainer
There is an additional cash retainer of $30,000 for the Lead Director, $20,000 for the Chairs of the Audit, C&T, and N&G Committees, and $15,000 for the Chairs of the SRPP and Manufacturing Committees.
Actual annual pay varies somewhat among non-employee Directors based primarily on Lead Director and Committee chair responsibilities. To the extent the dollar value of the Annual Stock Awards Retainer exceeds $155,000 at the time of the grant, the excess amount is deducted from the Annual Cash Retainer payments.
Stock Awards
Stock awards are granted in early May and for non-employee Directors are automatically deferred pursuant to the Kellogg Company Grantor Trust for Non-Employee Directors. Under the terms of the Grantor Trust, shares are available to a Director only upon termination of service on the Board.
Business Expenses
Kellogg pays for the business expenses related to Directors attending Kellogg meetings, including room, meals and transportation to and from Board and Committee meetings. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.

28	Kellogg Company

Board and Corporate Governance
Director and Officer Liability Insurance and Travel Accident Insurance
Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not identify the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on Kellogg chartered and/or commercial aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellogg chartered and/or commercial aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.
Deferral Program
Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may each year irrevocably elect to defer all or a portion of their Board annual cash retainer payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating Director. A participant’s account balance is paid in stock upon termination of service as a Director. The balance is paid in a lump sum or in up to ten annual installments at the election of the Director. In the case of annual installments, dividend equivalents are earned and credited to the participant’s unpaid balance on the date earned until the account is distributed in full.
Minimum Stock Ownership Requirement
All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer ($525,000 — five times the $105,000 cash retainer) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of January 2, 2021, all of the non-employee Directors exceeded or were on track to meet this requirement. Mr. Cahillane is expected to comply with the stock ownership guidelines described in “Compensation Discussion and Analysis — Compensation Policies — Executive Stock Ownership Guidelines,” which is at least six times annual base salary. Mr. Cahillane is on track to meet this requirement.

2021 Proxy Statement	29

Board and Corporate Governance
Directors’ Compensation Table
The individual components of the total compensation calculation reflected in the table below are as follows:
Fees and Retainers
The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in 2020.
The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, which are placed in the Kellogg Company Grantor Trust for Non-Employee Directors. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Stephanie A. Burns	124,939	155,061	—	—	—	280,000
Carter Cast	104,939	155,061	—	—	—	260,000
Rick Dreiling	104,939	155,061	—	—	—	260,000
Rod Gillum	104,939	155,061	—	—	—	260,000
Zack Gund	119,939	155,061	—	—	—	275,000
Jim Jenness	104,939	155,061	—	—	—	260,000
Donald Knauss	154,939	155,061	—	—	—	310,000
Mary Laschinger	124,939	155,061	—	—	—	280,000
Erica Mann	104,939	155,061	—	—	—	260,000
La June Montgomery Tabron	119,939	155,061	—	—	—	275,000
Mike Schlotman (5)	26,250	—	—	—	—	26,250
Carolyn Tastad	104,939	155,061	—	—	—	260,000
(1)The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director. Differences reflect time on the Board during 2020, timing of quarterly payments, and cash retainers paid to Committee Chairs and the Lead Director.
(2)The amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 2,435 deferred shares of common stock. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. The number of shares of common stock held by each of our Directors is shown under “Security Ownership — Officer and Director Stock Ownership” on page 68 of this proxy statement.
(3)Kellogg does not grant stock options to non-employee Directors.
(4)Kellogg does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.
(5)Mr. Schlotman began his initial term on October 23, 2020, which was after the annual grant to non-employee Directors. In May 2021, Mr. Schlotman will receive a prorated portion of the 2020 stock awards for his service as Director prior to the 2021 Annual Meeting of Shareowners.

30	Kellogg Company

Compensation

PROPOSAL 2
Advisory Resolution to Approve Executive Compensation

The Board recommends a vote FOR the resolution approving the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Compensation and Talent Management Committee Report
As detailed in its charter, the Compensation and Talent Management ("C&T") Committee oversees our compensation program on behalf of the Board. In the performance of its oversight function, the Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 and our proxy statement to be filed in connection with our 2021 Annual Meeting of Shareowners, each of which will be filed with the SEC.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Mary Laschinger, Chair
Rick Dreiling
Zack Gund
Don Knauss
Carolyn Tastad
Our Shareowners may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our NEOs as disclosed in this proxy statement. At our 2018 Annual Meeting, a majority of Shareowners voted, consistent with the recommendation of Kellogg’s Board of Directors, to hold an annual shareowner advisory vote on a resolution to approve the compensation of Kellogg’s named executive officers. The annual vote will continue until the next required vote on the frequency of shareowner votes on the compensation of Kellogg’s named executive officers as required pursuant to Section 14(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, which we expect will take place at our 2024 Annual Meeting of Shareowners. The Board of Directors believes that the annual advisory votes on a resolution to approve executive compensation allow our Shareowners to provide us with their regular, direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.
This executive summary highlights core principles of our compensation program and the approach followed by the C&T Committee.
Core Principles
We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to
•provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•appropriately motivate our NEOs to contribute to our near-and long-term success; and
•help drive long-term total return for our Shareowners.

2021 Proxy Statement	31

Compensation
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Risk Mitigation. A detailed description of these principles is included in the CD&A, and the following is a brief overview of each.

Pay for Performance	Our compensation program is designed to have a significant portion of an NEO’s compensation linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan, stock option plan and three-year executive performance plan, and by limiting perquisites.

Shareowner Alignment	We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having stock-based programs represent a significant portion of an NEO’s target compensation and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our C&T Committee uses verification tools such as ‘total shareowner return’ as a key financial metric when reviewing performance to verify our pay for performance connection.

Values-Based	Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.

Risk Mitigation	Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced, sustainable manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.

Compensation Approach
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) using verification tools to ensure appropriate decisions are being made.
2020 Performance/Payouts
AIP Payouts (Pay for Performance)
For our 2020 AIP, the payout for Corporate and the North America business (which is a component of Mr. Hood’s AIP) is 160% and 155%, respectively, of target. Our NEOs (other than Mr. Hood) received a payout of 160% of target and Mr. Hood received a payout of 156% of target, before consideration for individual performance. As further described below, all of the NEOs' payments (other than Mr. Hood's) are based on overall company performance. The AIP for Mr. Hood is based partially on the Corporate AIP financial targets and partially on the performance of the North American region he leads as president. In exercising its judgment-based methodology to ensure pay is consistent with the Company’s performance, the C&T Committee considered a number of factors for Corporate employees, including: (i) working differently and managing effectively through the crisis, resulting in keeping our employees safe, supplying our markets with food, aiding our communities, and preserving financial flexibility; (ii) actual performance that was significantly above the 2020 AIP financial targets for net sales, operating profit growth, and cash flow; (iii) returning to balanced growth, featuring the Company’s highest organic net sales growth in many years with growth in each region of the business, as well as improved gross profit margin and increased cash flow as a percent of net income; and (v) investment for the future, including expansion of capacity and increased brand investment.
EPP Payouts (Pay for Performance)
The Company’s Executive Performance Plan (“EPP”) is a stock-based, pay for performance, three-year incentive plan. The actual percent of the EPP target paid to our NEOs each year can range from 0% to 200% of the target opportunity. The payout for the 2018-2020 EPP is 100% of target.
The goals for the 2018-2020 EPP were tied to adjusted net sales growth ("EPP Net Sales") and relative total shareowner return (“TSR”) during the three-year performance period. During the performance period, the Company delivered EPP Net Sales of 2.9%, which is significantly above the 0-1% target range. For this particular EPP plan, net sales are adjusted to exclude certain elements not contemplated on the grant date. The Company’s relative TSR performance during the period was at the 29th percentile of the TSR Peer Group, slightly below the 33rd–67th percentile target range. The TSR Peer Group consists of the S&P 500 "Food, Beverage, & Tobacco" excluding Tobacco, as previously disclosed in our Proxy relating to our 2018 fiscal year, using companies that comprise the comparison group at the start of the performance period with subsequent entrants to the group disregarded and companies that are removed are no longer included. Under the Plan, this performance results in a payout of up to 100% of the share target amount. The Committee determined that our NEOs should receive a payout of 100% of share target amount, which was appropriate for the Company’s performance during this period after considering the financial performance as well as (i) organic net sales growth above our peer group median; (ii) historical benchmarking data relating to the performance and commensurate payout of our peer groups; and (iii) successful execution of Deploy for Growth Strategy, which was launched in 2018 with the goal of restoring top-line growth.

32	Kellogg Company

Compensation
For the reasons discussed above, we are asking our Shareowners to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
“RESOLVED, that Kellogg Company’s Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Kellogg Company’s Proxy Statement for the 2021 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on Kellogg, the Board or the C&T Committee. The Board and the C&T Committee value the opinions of Kellogg’s Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in the proxy statement, we will consider such Shareowners’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
Compensation Discussion and Analysis
In order to present Kellogg’s executive compensation program in a simple and understandable manner, the Compensation Discussion and Analysis (“CD&A”) has been organized into the following sections:
A.Key Decisions Summary – an overview of compensation decisions and program updates.
B.Core Principles – the fundamental tenets upon which our compensation program is built, such as “pay for performance.”
C.Compensation Approach – the process used to develop plan design, set compensation, and verify that actual pay is consistent with our Core Principles.
D.Compensation Plans and Design – the specific elements of the compensation program and 2020 pay.
E.Compensation Policies – key policies that govern the operation of the plans.
It is important to read this section in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 45 of this proxy statement.
In this proxy statement, we refer to our CEO, CFO, and the other three individuals as our “named executive officers” or “NEOs.”
A. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
The C&T Committee took the following key actions:
Program Updates
The C&T Committee regularly reviews the design and effectiveness of the Company’s compensation program. This includes engaging with a variety of stakeholders to gain feedback and input on the Company's compensation programs, including the Company’s discussions with Shareowners and on-going reviews with the Company’s independent compensation consultant. Based on this input and C&T Committee deliberation, the following program updates were made to the Company’s executive program for 2020:
•AIP Performance Metric Weights (Pay for Performance). In 2020, AIP Cash Flow was added as a financial metric for the AIP program, which resulted in a focus on both cash flow and balanced sales and profit. The 2020 financial metric weights were 40% AIP Net Sales, 40% AIP Operating Profit and 20% AIP Cash Flow, as such terms are defined below.
•2020-2022 EPP Metrics (Shareowner Alignment). The C&T Committee updated the metrics for the 2020-2022 EPP awards to measure aggregate operating cash flow in addition to Net Sales. The 2019-2021 EPP program measured net sales and relative TSR. That said, the Committee will continue to assess relative TSR performance in determining appropriate payouts at the end of the performance period. The update is designed to enhance the focus on our financial flexibility while maintaining the focus on net sales growth.
•LTI vehicle mix (Shareowner Alignment). In 2020, the LTI vehicle mix for NEOs (other than our CEO) was updated. Consistent with evolving market practices and to promote share ownership, the Committee decreased the weighting on stock options from 40% to 25% and increased the weighting on RSUs from 10% to 25%. In both years, EPP was 50% of the mix.
2020 Annual Incentive Plan (“AIP”) Payouts (Pay for Performance)
2020 AIP Payout 160% of target
For our 2020 AIP, the payout for Corporate and the North America business (which is a component of Mr. Hood’s AIP) is 160% and 155%, respectively, of target. Our NEOs (other than Mr. Hood) received a payout of 160% of target and Mr. Hood received a payout of 156% of target, before consideration for individual performance. For more information about the AIP and actual payouts for each NEO, see “Annual Incentives” beginning on page 39 of this proxy statement.

2021 Proxy Statement	33

Compensation
2018-2020 Executive Performance Plan (“EPP”) Payouts (Pay for Performance)
2018-2020 EPP Payout 100% of target
For the 2018-2020 EPP, the Company delivered EPP Net Sales growth of 2.9%, which is significantly above the 0-1% target range. With respect to relative TSR, the Company was at the 29th percentile of the TSR Peer Group, slightly below the 33rd–67th percentile target range. Under the Plan, this performance results in a payout of up to 100% of the share target amount. The Committee determined that our NEOs should receive a payout of 100% of share target amount which was appropriate for the Company’s performance during this period. For more information about the 2018-2020 and actual payouts for each NEO, see “Long Term Incentives” beginning on page 42 of this proxy statement.
B. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to
•Provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•Appropriately motivate our NEOs to contribute to our near-and long-term success; and
•Help drive long-term total return for our Shareowners.
Accordingly, our compensation program is based on the following core principles — each of which is more fully described below.
•Pay for Performance,
•Shareowner Alignment,
•Values-Based, and
•Mitigating Risk.
In addition to our executive compensation programs, for our broad employee population, we regularly review our compensation practices for compliance and fairness.
Pay for Performance
The fundamental principle underlying our compensation programs is pay for performance. That is, linking the amount of actual pay to the performance of Kellogg and each NEO. We accomplish this in several ways, including ensuring that target pay levels are market based, utilizing “performance-based” pay, and limiting perquisites (each of which is more fully described below).
Market Driven Compensation
All components of our executive compensation package are targeted at the median of the market of our Compensation Peer Group to ensure that our executives are appropriately compensated, and we are able to recruit and retain the right talent for the organization. Compensation opportunities vary based on time in position, criticality of retention, and sustained performance, as well as other factors. Annual incentive compensation targets may be above or below the median of our Compensation Peer Group based on a variety of factors, including experience and tenure in the role. Actual incentive compensation payouts are based on performance against pre-determined goals that are designed to drive sustainable results and increase Shareowner value.

34	Kellogg Company

Compensation
Performance-Based Compensation
A significant portion of our senior executive’s target compensation is “performance-based” pay, tied to both short-term performance (AIP awards) and long-term performance (EPP awards and stock options). The annual compensation package for our CEO, Mr. Cahillane, has approximately 89% of target annual compensation (salary, annual incentives and long-term incentives) linked to performance-based incentives. The annual compensation package for our other NEOs averaged approximately 64% of target annual compensation linked to performance-based incentives.
Limited Perquisites
To further ensure pay for performance, executives receive limited perquisites, as shown on page 46. For additional information about perquisites, refer to “Executive Compensation — Summary Compensation Table — footnote ‘6’.”
Shareowner Alignment
Aligning the interests of our executives with Shareowners is an important way to drive behaviors that will generate long-term Shareowner value. We align these interests by using equity awards that have a longer-term focus and by maintaining robust stock ownership guidelines (each of which is more fully described below). Equity-based incentives are an effective method of facilitating stock ownership and further aligning the interests of executives with those of our Shareowners. Consequently, a significant portion of our NEO’s total target compensation is comprised of equity-based incentives (approximately 70% of our CEO’s annual target compensation, and an average of 56% of our other NEO’s annual target compensation).
At the 2020 Annual Meeting of Shareowners, our Shareowners expressed strong support for the Company’s compensation program with approximately 97% of votes cast in favor of Kellogg’s “Say-on-Pay” proposal. In addition, during the course of 2020, the Company continued regularly engaging with our Shareowners about various corporate governance topics, including executive compensation. When setting compensation, and in determining compensation policies and practices like changing long-term incentives mix and the performance metrics, the C&T Committee took into account feedback from Shareowners received through the Company’s Shareowner outreach program, as well as the results of the 2020 Shareowner advisory resolution to approve executive compensation.
Longer-Term Focus
Our EPP is a stock-based, pay for performance, multi-year incentive plan intended to focus senior management on achieving critical goals over three-year periods. This approach provides the right balance of focusing senior management on important operational and financial goals and providing a direct link to shareowner interests. Specifically, for the 2018-2020 EPP, these goals were tied to adjusted net sales growth and TSR. For the 2020-2022 EPP, the metrics are organic net sales growth and aggregate cash flow. Restricted stock units granted in 2020 are subject to three-year cliff vesting. Similarly, stock options granted vest in three equal annual installments in 2021, 2022, and 2023 and have a 10-year term.
Stock Ownership Guidelines
Kellogg has established robust share ownership guidelines to strengthen the ongoing and continued link between the interests of NEOs and Shareowners. The CEO is expected to own shares equal to at least six times his base salary. The other NEOs are expected to own shares equal to at least three times their base salary. The Company has a policy such that there is a holding period which requires that all of our NEOs hold all shares received from option or stock awards until their respective ownership guideline is met. Our NEOs currently exceed or are on track to meet their ownership guidelines.
Values-Based
Kellogg’s compensation program is designed to reward an executive’s performance and contribution to Kellogg’s objectives. Each NEO is evaluated on their specific contributions (the “what”), as well as the behaviors they exhibit as they drive results (the “how”). The shared behaviors (what we call our “K Values”) that Kellogg expects and believes are essential to achieving long-term dependable and sustainable growth and increased value for Shareowners are as follows:
•acting with integrity and showing respect;
•being accountable for our actions and results;
•being passionate about our business, our brands and our food;
•having the humility and hunger to learn;
•striving for simplicity; and
•loving success.

2021 Proxy Statement	35

Compensation
Mitigating Risk
The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. Kellogg’s compensation programs mitigate risk by balancing short-term and rolling multi-year incentives which use various financial metrics to encourage the business to grow in a balanced, sustainable manner. In addition, the use of clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.
In 2020, the Board of Directors and the C&T Committee reviewed our compensation program to identify any design features that could reasonably be considered to encourage excessive risk taking and Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Board of Directors and the C&T Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.
Clawback Policies
We maintain clawback provisions in each of our AIP, stock options, restricted stock units, and EPP programs which give the Company the ability to recover (“clawback”) previously granted payments. The provisions allow Kellogg to recoup performance-based gains by executive officers (and other program participants) for fraud or misconduct causing a financial restatement. Beginning in 2018, we expanded our provisions in all equity awards to require clawback after vesting or exercise (and forfeiture of awards before vesting) if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellogg’s interest.
C. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) utilizing verification tools to ensure appropriate decisions are being made. Each is described more fully below.
Independent Decision Making
Our C&T Committee is responsible for administering the compensation program for executive officers of Kellogg. The members of the Committee are fully independent, none of the Committee members are current or former employees of Kellogg, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation and Talent Management Committee.” In addition, the Committee has utilized an independent compensation consultant for many years. FW Cook served in this capacity until July 2020 at which time Semler Brossy was appointed.
FW Cook worked and Semler Brossy works directly for the C&T Committee, and, pursuant to Company policy, are prohibited from providing any consulting or other services to Kellogg or our executive officers other than the work performed on behalf of the Committee or the Board. The Committee has considered the independence of FW Cook and Semler Brossy in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from FW Cook and Semler Brossy addressing the independence of FW Cook and Semler Brossy and the members of the consulting team serving the Committee, including the following factors: (i) services provided to Kellogg by FW Cook and by Semler Brossy, (ii) fees paid by Kellogg as a percentage of FW Cook's and Semler Brossy’s total revenues, (iii) policies or procedures of FW Cook and Semler Brossy that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by FW Cook and Semler Brossy and its senior advisors involved in the engagement did not raise any conflict of interest.
Peer Groups and Competitive Positioning
We use peer groups to benchmark our compensation against comparable companies and for different components of our overall compensation program to ensure they are competitive and delivering compensation in line with performance:

Peer Group	Overview/Selection Criteria	Primary Purpose
Compensation Peer Group
Consists of companies which we generally compete with for talent, including both food companies and companies in other relevant industries. This group is reviewed on a periodic basis for appropriateness.
Establish target compensation (Base Salary, AIP and LTI).
Performance Peer Group	Generally consists of the food companies in the broader Compensation Peer Group. This group is reviewed on a periodic basis for appropriateness.	Assess relative company performance and assess incentive payouts

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Compensation
The “Compensation Peer Group” is used to ensure that our executive officer compensation is competitive in the marketplace. Consequently, we benchmark our executive compensation to that of the Compensation Peer Group. The C&T Committee uses peer group data to benchmark base salary, target annual and long-term incentives and total compensation.
The Committee reviews at least annually the Compensation Peer Group to confirm that it continues to be an appropriate benchmark. The Committee determines the Compensation Peer Group, taking into account input from the independent compensation consultant whose viewpoints are based on objective screening criteria for a variety of factors and considers a variety of criteria, including companies that (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider Kellogg a peer, (v) proxy advisory firms consider Kellogg’s peers, and (vi) are within a reasonable range in terms of percentile rank of Kellogg for key financial metrics such as revenue, pre-tax income, total assets, total equity, total employees, market capitalization, and composite percentile rank.
While we believe that our Compensation Peer Group is representative of the market in which we compete for talent, the composition of our Compensation Peer Group has changed over time based on market events such as mergers and divestitures.
The “Performance Peer Group” is used to assess our incentive plan payouts and performance relative to the performance of these direct competitors. This group includes many of the food companies in the broader Compensation Peer Group. The Performance Peer Group companies were chosen because they most closely compete with Kellogg in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges. Annual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group.
For 2020, Post Holdings was added to the Compensation Peer Group and Performance Peer Group due to their comparability in business and size and Nestle and Unilever were removed from the Performance Peer Group due to their different geographic and business mix.
As expected, there is meaningful overlap and differences between the Compensation Peer Group and Performance Peer Group. For 2020, our Compensation Peer Group and Performance Peer Group are comprised of the following companies:

COMPENSATION PEER GROUP		PERFORMANCE PEER GROUP

The Clorox Company Colgate-Palmolive Co. The Estee Lauder Cos., Inc. Hormel Foods Corporation Keurig Dr. Pepper Inc. Kimberly-Clark Corporation Mattel, Inc. McDonald’s Corporation	Nike, Inc. Whirlpool Corporation YUM! Brands, Inc.	Campbell Soup Co. ConAgra Brands, Inc. The Hershey Company General Mills, Inc. The J.M. Smucker Company The Kraft Heinz Company McCormick & Company, Inc. Mondelēz International, Inc. Post Holdings	PepsiCo Inc.

Our total compensation package is targeted at the median of our Compensation Peer Group. Actual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group. Again, the design drives pay for performance. We believe this approach allows Kellogg to recruit the best talent for the organization and pay for performance.
Consistent, Rigorous Process
Each year, the C&T Committee follows a consistent, rigorous process to determine compensation for the NEOs:
•The independent compensation consultant presents the Committee with relevant compensation information such as a market assessment, Compensation Peer Group benchmarking data, information about other relevant market practices, and emerging trends.
•This compensation information provides detailed information for both CEO compensation and the compensation for the other NEOs.
•The independent consultant makes recommendations to the Committee regarding target levels for each pay element for the CEO and the other NEOs, and the CEO makes recommendations to the Committee regarding the performance and compensation for each NEO (other than himself).
•Based on its review of performance versus our operating plan, performance against the Performance Peer Group, individual performance, input from the independent compensation consultant and other factors, the Committee makes recommendations to the independent members of the Board regarding the compensation for the CEO and the other NEOs.
•The independent members of the Board determine the compensation of the CEO and the other NEOs.

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Compensation
Verification Tools
The C&T Committee utilizes several tools to help verify that the design of our program is consistent with our Core Principles and that the amount of compensation is within appropriate competitive parameters. For example, each year, the Committee reviews “pay tallies,” which include a detailed analysis of each NEO’s target and actual annual cash compensation, equity awards, retirement benefits, perquisites, change-in-control and severance payments, and wealth accumulation. In connection with this review, no unintended consequences or other concerns of the compensation program design were discovered. In addition, the Committee concluded that the total compensation of the NEOs aligns pay with performance and is appropriate and reasonable. Our Committee also uses a key financial metric, TSR, as an additional verification tool to verify our pay for performance connection.
D. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the AIP. Long-term incentives consist of stock option grants, three-year EPP awards and restricted stock units (except for the CEO, who does not receive any restricted stock units).
Total Compensation
Key elements of our 2020 NEO compensation program are as follows.

Element		Performance / Vesting Period (yrs.)	Purpose	Characteristics
Fixed	Base Salaries	—	Compensates executives for their level of responsibility and sustained individual performance. Also, helps attract and retain strong talent.	Fixed component; evaluated annually.
Performance - Based	Annual Incentives (AIP)	One year	Promotes achieving our annual corporate and business unit financial goals, as well as non-financial objectives such as people safety, food safety and diversity and inclusion.	Performance-based cash opportunity; amount varies based on Company and business results, and individual performance.
	Long-Term Incentives (Executive Performance Plan and Stock Options)	Three years	Promotes (a) achieving our long-term corporate financial goals through the 3-year EPP program and (b) stock price appreciation through stock options.	Performance-based equity opportunity; amounts earned/ realized will vary from the targeted grant-date fair value based on actual financial and stock price
Stock Ownership	Long-Term Incentives (RSUs)	Three years	Creates a balanced long-term incentive program, helping to manage equity utilization while aligning to market practice.	Cliff vesting provides meaningful retention value; improved stock price performance enhances overall value of awards.
Other	Post-Termination Compensation	—	Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated under certain circumstances.
	Retirement Plans	Long-Term	We provide both matching and fixed Company contributions based on employee deferrals and years of service, respectively.	Fixed component; however, contributions vary based on employee elections.

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Compensation
Base Salaries
The C&T Committee considers a number of factors when determining NEO base salaries including experience, proficiency, individual contributions, job market conditions, sustained performance in role, and the individual’s current base salary compared with those of persons in similar positions at other companies in the Compensation Peer Group. Annually, the C&T Committee evaluates whether to award base salary increases, including considering changes in an NEO’s role and/or responsibility. In 2020, the NEOs received base salary increases that, in the Committee’s view, correctly positioned each NEO’s salary appropriately to the market.
Annual Incentives
Annual incentive plan (“AIP”) awards to the NEOs are paid under the terms of the Kellogg Company 2017 Long-Term Incentive Plan (“LTIP”), which was approved by the Shareowners and is administered by the C&T Committee.
At the beginning of fiscal 2020, the Committee established annual incentive opportunities for each NEO as a percentage of the executive’s base salary (“AIP Target”). Each year, the Committee sets performance ranges (which we refer to as “bandwidths”) centered on both financial and non-financial performance targets. Our NEOs’ AIP Target consisted of (a) financial metrics (90% weighting) consisting of net sales (“AIP Net Sales”), operating profit (“AIP Operating Profit”), and cash flow (“AIP Cash Flow”) which are weighted at 40%, 40%, and 20% respectively and (b) non-financial metrics (10% weighting) consisting of People Safety, Food Safety/Quality and Diversity & Inclusion. For NEOs (other than Mr. Hood), the financial and non-financial metrics are based on Corporate targets. For our regional presidents, including Mr. Hood, the 90% financial metrics are based on 70% regional targets and 20% Corporate targets, and non-financial metrics are based on regional targets.

	Financial Metrics	Non-Financial Metrics
NEOs (other than Regional Presidents)	Based on Corporate target (90%)	Based on Corporate target (10%)
Regional Presidents	Based on regional target (70%) and Corporate target (20%)	Based on regional target (10%)

The C&T Committee and management believe that by using the financial metrics of AIP Net Sales, AIP Operating Profit, and AIP Cash Flow, Kellogg is encouraging top-line growth, as well as profitable growth and cash generation for Shareowners. The Committee and management further believe that the financial metrics should measure comparable operating performance, as those measures provide a clearer view into the Company’s underlying performance. Consequently, the AIP Net Sales excludes the impact of acquisitions, divestitures, foreign currency and differences in shipping days, including the 53rd week (as discussed on page 45 hereof). AIP Operating Profit excludes the effect of restructuring programs, mark-to-market adjustments for commodities and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, other costs impacting comparability, and foreign currency. We measure AIP Cash Flow as net cash provided by operating activities reduced by capital expenditures. While Corporate AIP Cash Flow reflects Kellogg Company consolidated results, North America AIP Cash Flow does not include allocated cash flows for interest, income taxes, and other activities included in our Corporate reportable segment.

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Compensation
As a result of the budgeted assumptions, performance reported in our financial statements may differ from performance against our AIP performance targets. AIP Net Sales, AIP Operating Profit, and AIP Cash Flow are non-GAAP measures, which will differ from the GAAP measures of net sales growth, operating profit growth and cash provided by operating activities.
The financial targets and bandwidths are based on our operating plan for the fiscal year and are designed to achieve our business objectives. Targets are then compared with the forecasted performance of the Performance Peer Group to ensure that our operating plan targets are reasonable and challenging. Operating plan targets generally fall within the median range of forecasted performance for the Performance Peer Group. The actual percent of the AIP Target paid to our NEOs each year can range from 0% to 200% of the target opportunity.
In addition to operating results, each NEO is held accountable for achieving annual goals set at the start of the fiscal year relating to driving the successful achievement of the Company’s strategy and related business priorities. Consistent with our commitment to a balanced approach between individual performance and adherence to our Core Principles, the NEOs are assessed both against their level of individual achievement against these agreed upon goals and the alignment of their behavior in achieving those goals with our core values.
2020 AIP Payouts
For our 2020 AIP, the payout for Corporate and the North America business (which is a component of Mr. Hood’s AIP) is 160% and 155%, respectively, of target. Our NEOs (other than Mr. Hood) received a payout of 160% of target and Mr. Hood received a payout of 156% of target, before consideration for individual performance. All of the NEOs' payments (other than Mr. Hood's) are based on overall company performance. The AIP for Mr. Hood is based partially on the Corporate AIP financial targets and partially on the performance of the North American region he leads as president.
For 2020, the target performance goals and performance against those goals for Corporate were Corporate AIP Net Sales growth of 6.0% against a target of 1.9%, Corporate AIP Operating Profit growth of 3.5% against a target of (4.0)% (which target included the negative impact of businesses divested in 2019), and Corporate AIP Cash Flow of $1,481 million against a target of $950 million. The target performance goals and performance against those goals for North America in 2020 were North America AIP Net Sales growth of 5.1% against a target of 2.4%, North America AIP Operating Profit growth of 3.1% against a target of (0.1)%, and North America AIP Cash Flow of $1,653 million against a target of $1,444 million. Overall, the AIP Net Sales, AIP Operating Profit, and AIP Cash Flow for Corporate and North America were significantly above expectations, resulting in an AIP formulaic payout factor for the financial metrics of 200% of target for Corporate and 175% of target for North America.
Since the onset of the COVID-19 pandemic in 2020, the Company executed well against our priorities of keeping employees safe, supplying food to the marketplace, aiding our communities, and preserving financial flexibility. From a financial performance standpoint in 2020, Kellogg finished the year with results that were significantly better than its original financial guidance, and achieved balanced growth between sales, margin expansion, earnings, and cash flow conversion.
After considering the Company’s financial performance, individual performance adjustments to recognize the contributions of many employees across the organization, and our objective during a unique year to preserve an appropriate portion of the operating profit above target performance for our shareowners, the AIP financial performance payout factors were adjusted. In addition, the payout factors were adjusted to reflect the formulaic impact of the non-financial performance of 130% for Corporate and 125% for North America. These adjustments resulted in payout factors of 160% of target for Corporate and 155% of target for North America.
For the non-financial metrics, objective and challenging performance targets were set at the beginning of the fiscal year for:
•Food safety and quality measures. The Company continues to drive strong programs across the network, and was above target for Corporate and North America, with strong improvement in year over year percentage of foreign materials and a reduction in consumer complaints.
•Diversity and inclusion. The Company continues its focus on diversity and inclusion as an important enabler to its business. In 2020, the Company was above target for Corporate and North America, based on its results on hiring, promotions and turnover.
•People safety. The Company was above target for Corporate and at target for North America on its people safety metrics, by decreasing actual results in total recordable incidents, decreasing the lost time incident rate, and decreasing number of hand injuries.
In determining the appropriate AIP payout for the Company’s performance, the C&T Committee considered a number of factors, including:
•working differently and managing effectively through the crisis, resulting in keeping our employees safe, supplying our markets with food, aiding our communities, and preserving financial flexibility;
•actual performance that was significantly above the 2020 AIP financial targets for net sales growth, operating profit growth, and cash flow;
•returning to balanced growth, featuring the Company's highest organic net sales growth in many years with growth in each region of the business, as well as improved gross profit margin and increased cash flow as a percent of net income; and
•investment for the future, including expansion of capacity and increased brand investment.
In exercising its judgment-based methodology to ensure appropriate pay for the Company’s performance, the C&T Committee determined that our NEOs should receive the payout factors described above. That payout is 160% of target for our NEOs (other than Mr. Hood) and 156% of target for Mr. Hood, before consideration for individual performance.
The C&T Committee did not make any individual performance adjustments to NEO AIP payouts for 2020.

40	Kellogg Company

Compensation
The chart below includes information about the 2020 AIP for each NEO.

	AIP Target(1)		AIP Maximum	2020 AIP Payout (Paid in March 2021)
Name	% of Base Salary	Amount ($)	Amount ($)	% of AIP Target	Amount ($)
Steve Cahillane	160%	2,080,000	4,160,000	160%	3,328,000
Amit Banati	100%	775,000	1,550,000	160%	1,240,000
Chris Hood	110%	874,500	1,749,000	156%	1,364,220
Gary Pilnick	95%	745,750	1,491,500	160%	1,193,200
Alistair Hirst	90%	612,000	1,224,000	160%	979,200
(1)For AIP purposes, incentive opportunities are based on executives’ salary levels at the last day of the calendar year.
Long-Term Incentives
Long-term incentives are provided to our executives under the 2017 Long-Term Incentive Plan (“LTIP”), which was approved by our Shareowners. These incentives are intended to promote achieving our long-term Corporate financial goals and earnings growth. The LTIP allows for grants of stock options, stock appreciation rights, restricted shares and units and performance shares and units (such as EPP awards).
All of the 2020 long-term incentive opportunity for the NEOs was provided through stock-based awards, which the C&T Committee believes best achieves several of the Core Principles, including Pay for Performance and Shareowner Alignment. Long-term incentive awards for our NEOs are determined on a position-by-position basis using proxy and survey data for corresponding positions in our Compensation Peer Group. For 2020, the Committee determined that the NEOs, other than the CEO, would receive approximately 50% of their long-term incentive opportunity in performance shares (granted under the EPP), 25% in stock options, and 25% in Restricted Stock Units (“RSUs”). Consistent with evolving market practices and to promote share ownership, the Committee increased the weighting on RSUs from 10% to 25% and decreased the weighting on Options from 40% to 25%. The Committee determined that the CEO would receive approximately 60% of the long-term incentive opportunity in performance shares (granted under the EPP) and the remaining 40% in stock options. The CEO did not receive RSUs in 2020.
Individual awards at grant may vary from target levels based on the individual’s performance, ability to impact financial performance and future potential.
Executive Performance Plan
The EPP is a stock-based, pay for performance, three-year incentive plan` intended to focus senior management on achieving critical three-year operational goals. The actual percent of the EPP target paid to our NEOs each year can range from 0% to 200% of the target opportunity. The performance levels are based on our long-range operating plan to be challenging and drive sustainable growth. The EPP contemplates the use of various metrics, as determined by the C&T Committee from time to time.
2018-2020 EPP. The payout for the 2018-2020 EPP is 100% of target. Vested EPP awards are paid in Kellogg common stock. The 2018-2020 EPP performance period ended on January 2, 2021 (the last day of fiscal 2020). In February 2021, after Kellogg’s 2020 annual audited financial statements were completed, the C&T Committee reviewed our performance and used a judgment-based methodology in exercising its discretion to determine the actual payout for the NEOs.
The goals for the 2018-2020 EPP were tied to adjusted net sales growth ("EPP Net Sales") and relative total shareowner return (“TSR”) during the three-year performance period. These metrics were chosen to drive key business goals and increase Shareowner value. During the performance period, the Company delivered EPP Net Sales of 2.9%, which is significantly above the 0-1% target range. For this particular EPP plan, net sales are adjusted to exclude certain elements not contemplated on the grant date. Specifically, EPP Net Sales excludes Multipro acquired in 2018 and the divested cookie, fruit snacks, pie crusts and ice-cream cone businesses. In addition, EPP Net Sales also excludes fiscal year 2020’s 53rd week and foreign currency translation. The Company’s relative TSR performance during the period was at the 29th percentile of the TSR Peer Group, slightly below the 33rd–67th percentile target range. The TSR Peer Group consists of the S&P 500 "Food, Beverage, & Tobacco" excluding Tobacco, as previously disclosed in our Proxy relating to our 2018 fiscal year, using companies that comprise the comparison group at the start of the performance period with subsequent entrants to the group disregarded and companies that are removed are no longer included. Under the Plan, this performance results in a payout of up to 100% of the share target amount. The Committee determined that our NEOs should receive a payout of 100% of share target amount, which was appropriate for the Company’s performance during this period after considering the financial performance as well as (i) organic net sales growth above our peer group median; (ii) historical benchmarking data relating to the performance and commensurate payout of our peer groups; and (iii) successful execution of Deploy for Growth Strategy, which was launched in 2018 with the goal of restoring top-line growth.
2020-2022 EPP. The C&T Committee reviews the EPP metrics annually and receives input on the metrics from the Company's independent compensation consultant and through the Company’s Shareowner outreach program. For the 2020-2022 EPP, the metrics are organic net sales growth and aggregate operating cash flow.
In 2020, the Committee also set each individual’s EPP target at 50% of their total long-term incentive opportunity (60% for the CEO). Participants in the EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividend equivalents accrue and vest

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Compensation
in accordance with the underlying EPP award. For the 2020-2022 EPP, the performance targets are organic net sales growth (excluding acquisitions and divestitures during the performance period and foreign currency) and aggregate net cash provided by operating activities reduced by capital expenditures. The 2020-2022 EPP cycle began on December 29, 2019 (first day of fiscal 2020) and concludes on December 31, 2022 (last day of fiscal 2022). The 2020-2022 EPP award opportunities, presented in number of potential shares that can be earned, are included in the Grant of Plan-Based Awards Table on page 48 of this proxy statement.
The chart below includes information about 2018-2020 EPP opportunities and actual payouts:

			2018-2020 EPP Payout (Paid in February 2021)
Name	EPP Target Share Amount (#)	EPP Maximum Share Amount (#)	% of EPP Target	Share Amount (#)	Pre-tax Value Realized ($)(1)
Steve Cahillane	61,800	123,600	100%	61,800	3,578,838
Amit Banati	8,800	17,600	100%	8,800	509,608
Chris Hood	10,800	21,600	100%	10,800	625,428
Gary Pilnick	13,600	27,200	100%	13,600	787,576
Alistair Hirst	11,300	22,600	100%	11,300	654,383
(1)The payout is calculated by multiplying the earned shares by the closing price of our common stock on February 19, 2021, which was $57.91 per share.
Stock Options
The C&T Committee believes stock options align NEOs with Shareowners and are a strong pay for performance vehicle because the options provide value to the NEO only if our stock price increases after the grants are made. The exercise price for the options is set at the closing trading price on the date of grant. The vesting period for stock option awards to our NEOs is three equal annual installments. Stock options are exercisable for ten years after grant, which further drives Shareowner alignment by encouraging a focus on long-term growth and stock performance. The per-share exercise price for options granted in 2020 is $65.52.
Restricted Stock Units
In 2020, the Company granted RSUs as part of the annual long-term incentive awards for NEOs, other than the CEO. We also award RSUs from time to time to select employees for a variety of reasons including performance, recruiting and retention. The vesting period for Restricted Stock Units to our NEOs is three years.
Other Compensation Elements
Post-Termination Compensation. The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. These severance benefits, which are competitive with the Compensation Peer Group and general industry practices, are payable if and only if the executive’s employment is terminated by the Company under certain circumstances, including that the termination was without cause. The Kellogg Severance Benefit Plan and the Change of Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners. Kellogg’s severance program is consistent with market practices, and cash severance for our NEOs is payable in the amount of two times the current annual salary. The Change in Control Policy is also consistent with market practices, and cash compensation following a change in control for the continuing NEOs is payable in the amount of two times the current annual salary and the current target annual incentive award. For more information, please refer to “Potential Post-Employment Payments,” which begins on page 55 of this proxy statement.
Retirement Plans. All NEOs are eligible to participate in the Kellogg-provided defined contribution plan alongside substantially all other U.S. employees, which provides for both matching and fixed Company contributions based on employee deferrals and years of service, respectively. Amounts earned under long-term incentive programs are not included when determining retirement benefits for any plan participants. In addition, we do not pay above-market interest rates on amounts deferred under either our qualified or non-qualified savings and investment plans. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 52 of this proxy statement. Prior to 2019, Mr. Hood participated in a separate Kellogg-provided defined contribution plan established for new employees of the Company due to the Pringles acquisition. The plan provided fixed Company contributions based on years of service and base salary to those salaried employees. As of December 31, 2018, benefits were no longer provided in this plan to salaried employees and covered employees began participating in the same defined contribution plans as all other salaried employees.
Prior to 2019, Mr. Pilnick and Mr. Hirst were eligible to participate in Kellogg-provided defined benefit pension plans which provided benefits based on years of service and pay (salary plus annual incentive only) to a broad base of eligible employees. In September 2017, the Company amended salaried defined benefit pension plans in the U.S. and Canada to freeze the compensation and service periods used to calculate benefits. As of December 31, 2018, employees covered by those plans began participating in the same defined contribution plans as all other salaried employees.

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Compensation
Perquisites. The Company provides limited perquisites to the NEOs. The Summary Compensation Table beginning on page 45 of this proxy statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.
Employee Stock Purchase Plan. We have a tax-qualified employee stock purchase plan that is made available to substantially all U.S. employees, which allows participants to acquire Kellogg stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allowed participants to buy Kellogg stock at a 5% discount to the market price. Beginning with the Q4 2020 purchase, the plan allows participants to buy Kellogg stock at a 15% discount to the market price. Under applicable tax law, a plan participant may purchase up to $25,000 in market value, as defined in the plan, of Kellogg stock in any calendar year.
E. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
Executive Stock Ownership Guidelines
In order to preserve the linkage between the interests of senior executives and those of Shareowners, senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP awards), participating in the Employee Stock Purchase Plan and purchasing stock in the open market. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
These executives have five years from the date they first become subject to a particular level of the guidelines or from the date of a material increase in their base salary to meet them. For purposes of complying with our guidelines, stock considered owned includes shares owned outright, shares acquired through the employee stock purchase plan, and 60% of unvested restricted stock and restricted stock units.
The Company has a policy such that there is a holding period which requires that all of our NEOs hold all shares received (net of tax) from option or stock awards (including EPP awards) until their respective ownership guideline is met. All of our NEOs currently meet or are on track to meet their ownership guideline. The C&T Committee reviews compliance with the guidelines on an annual basis.
Practices Regarding the Grant of Equity Awards
The C&T Committee has generally followed a practice of making all option grants to executive officers on a single date each year. The Committee reviews and approves an overall stock option pool for all participating employees and recommendations for individual option grants to executives.
The Board grants these annual awards at its regularly-scheduled meeting in February. The February meeting usually occurs within a few weeks following our final earnings release for the previous fiscal year. We believe it is appropriate for annual awards to be made shortly after the time when material information regarding our performance for the preceding year has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. EPP and annual RSU awards are granted at the same time as options.
While most of our option awards to NEOs have historically been made pursuant to our annual grant program, the Committee and Board retain the discretion to make additional awards of options or restricted stock to executives at other times for recruiting or retention purposes. We do not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.
All option awards made to our NEOs, or any of our other employees, are made pursuant to our LTIP. The exercise price of options under the LTIP is set at the closing trading price on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the closing stock price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. All grants to NEOs are made by the Board itself and not pursuant to delegated authority.

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Compensation
Securities Trading Policy
Our securities trading policy prohibits our Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. Our NEOs and other officers may not pledge shares or enter into any risk hedging arrangements with respect to Kellogg stock. NEOs may not hold Kellogg stock in a margin account or pledge Kellogg stock as collateral for a loan. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.
Clawback Policies
We maintain clawback provisions relating to stock options, and AIP, RSU and EPP awards. Under the clawback provisions for stock options, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive would be required to repay to Kellogg any gains realized from such exercise (but reduced by any tax withholding or tax obligations). In the event of fraud or misconduct causing a financial restatement, any gains realized from the exercise of stock options are subject to recoupment depending on the facts and circumstances of the event. Similarly, under our AIP, RSU and EPP terms and conditions, in the event of fraud or misconduct causing a financial restatement, the AIP, RSU or EPP awards for the plan year of the restatement are subject to recoupment depending on the facts and circumstances of the event. Beginning in 2018, we expanded our provisions in all equity awards to require forfeiture of awards before vesting and clawback after vesting or exercise if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellogg’s interest.
Deductibility of Compensation and Other Related Issues
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the Company’s deductions for compensation paid to specified officers, including our NEOs.
While we consider tax deductibility as a factor in making compensation decisions, the C&T Committee retains the flexibility to provide compensation that is consistent with the objectives of our executive compensation program, even if such compensation is not tax deductible. Further, the C&T Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of Kellogg and of our executive compensation program.
In 2020, we required any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s end of employment. The only NEO affected by this policy in 2020 was Mr. Cahillane, who deferred $304,854 of his salary. Given other programs available to our executives to defer compensation, the Program was sunset at the end of fiscal year 2020.
The C&T Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellogg realizes a tax deduction upon the approval of the payout or payment to the executive.

44	Kellogg Company

Compensation
Executive Compensation
Summary Compensation Table

Summary Compensation Table
The table below presents compensation information for individuals who served as our CEO and CFO during fiscal 2020 and for each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2020. It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Steve Cahillane	2020	1,318,750	—	4,800,650	1,832,100	3,328,000	—		384,352	11,663,852
Chairman and Chief Executive Officer	2019	1,268,742	—	4,524,120	1,778,350	1,938,000	—		185,492	9,694,704
	2018	1,250,002	—	4,477,410	2,384,096	1,725,000	—		153,484	9,989,992
Amit Banati	2020	783,654	—	1,733,004	330,675	1,240,000	—		293,728	4,381,061
Senior Vice President and Chief Financial Officer	2019	688,172	—	2,467,783	382,661	892,190	—		943,136	5,373,942
Chris Hood	2020	801,538	—	1,980,670	377,925	1,364,220	—		580,566	5,104,919
Senior Vice President, President, Kellogg North America	2019	755,008	—	1,364,712	539,678	845,880	—		482,313	3,987,591
	2018	666,567	—	922,446	500,160	664,200	—		1,216,132	3,969,505
Gary Pilnick	2020	796,971	—	1,567,894	299,175	1,193,200	912,000		146,876	4,916,116
Vice Chairman, Corporate Development and Chief Legal Officer	2019	766,883	—	1,296,704	512,674	880,650	1,003,000		139,300	4,599,211
	2018	744,998	—	1,157,121	631,452	833,625	24,000		82,400	3,473,596
Alistair Hirst	2020	689,327	—	1,050,941	200,400	979,200	630,000		139,722	3,689,590
Senior Vice President, Global Supply Chain	2019	658,749	—	955,526	377,789	568,575	1,374,000		143,111	4,077,750
	2018	632,989	—	965,034	524,126	673,920	—	(7)	72,633	2,868,702
(1)For fiscal year 2020, salary includes 53 weeks of pay. The Company’s fiscal year normally ends on the Saturday closest to December 31 and as a result, a 53rd week is added approximately every sixth year. The Company’s 2018 and 2019 fiscal years each contained 52 weeks. The Company’s 2020 fiscal year ended on January 2, 2021, and included a 53rd week. Amounts for 2018 and 2019 differ from previously reported salaries due to minor errors in calculating the historically reported amounts.

2021 Proxy Statement	45

Compensation
(2)Reflects the aggregate grant-date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 for a discussion of the relevant assumptions used in calculating the fair value. The table below presents separately the grant-date fair value for our EPP awards and restricted stock unit awards:

Name	Year	EPP ($)	RSU ($)	Total ($)
Steve Cahillane	2020	4,800,650	—	4,800,650
	2019	4,524,120	—	4,524,120
	2018	4,477,410	—	4,477,410
Amit Banati	2020	1,155,118	577,886	1,733,004
	2019	811,250	1,656,533	2,467,783
Chris Hood	2020	1,320,228	660,442	1,980,670
	2019	1,144,600	220,112	1,364,712
	2018	782,460	139,986	922,446
Gary Pilnick	2020	1,045,044	522,850	1,567,894
	2019	1,087,370	209,334	1,296,704
	2018	985,320	171,801	1,157,121
Alistair Hirst	2020	700,409	350,532	1,050,941
	2019	801,220	154,306	955,526
	2018	818,685	146,349	965,034
(3)The actual EPP payout can range from 0% to 200% of the target. If the highest level of performance conditions are achieved, then the grant-date fair value of the stock awards for each NEO is as follows, Mr. Cahillane $9,601,300, $9,048,240 and $8,954,820, for 2020, 2019 and 2018 respectively; Mr. Banati: $2,310,236 and $1,622,500 for 2020 and 2019 respectively; Mr. Hood: $2,640,456, $2,289,200, and $1,564,920, for 2020, 2019, and 2018 respectively; Mr. Pilnick: $2,090,088, $2,174,740, and $1,970,640, for 2020, 2019, and 2018, respectively; and Mr. Hirst: $1,400,818, $1,602,440 and $1,637,370, for 2020, 2019, and 2018 respectively.
(4)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO for stock option grants. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 for a discussion of the relevant assumptions used in calculating the grant-date fair value.
(5)Represents the actuarial increase during 2020, 2019 and 2018 in the pension value provided under the U.S. Pension Plans for each NEO as we do not pay above-market or preferential earnings on non-qualified deferred compensation. As of December 31, 2018, the Company’s defined benefit pension plans were frozen so that impacted employees accrue no additional benefits under these plans after December 31, 2018. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. A variety of factors impact the actuarial increase in present value (pension value). In 2020, the primary factors impacting the pension value is changes in age, mortality assumption, and discount rate. Mr. Cahillane, Mr. Hood, and Mr. Banati are not participants in the defined benefit pension plans.
(6)The table below presents an itemized account of “All Other Compensation” provided in 2020 to the NEOs. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and in 2020 were comprised of domestic and international relocation, Company retirement benefit contributions, and the cost of death benefits. On certain occasions, an NEO's spouse or other family member fly on chartered aircraft as additional passengers. An NEO must fully reimburse the Company for any incremental cost of additional passengers.

Name	Kellogg Contributions to S&I and Restoration Plans (a)($)	Company Paid Death Benefit (b)($)	Financial Planning Assistance (c)($)	Physical Exams (d)($)	Relocation and Assignment (e)($)	Severance Benefit (f)($)	Total ($)
Steve Cahillane	171,343	4,930	6,000	7,192	194,887	—	384,352
Amit Banati	91,861	2,939	3,599	4,295	191,034	—	293,728
Chris Hood	126,389	3,015	5,922	5,513	439,727	—	580,566
Gary Pilnick	117,751	23,125	6,000	—	—	—	146,876
Alistair Hirst	104,727	28,995	6,000	—	—	—	139,722
(a)For information about our Savings & Investment Plan and Restoration Plan and the Pringles Savings & Investment Plan, refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — Defined Contribution Plans” beginning on page 52.
(b)Annual cost for Kellogg-paid life insurance, Kellogg-paid accidental death and dismemberment, and Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees).
(c)Reflects reimbursement for financial and tax planning assistance.
(d)Actual cost of a physical health exam.
(e)As a global organization, senior executives are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, we provide for the reimbursement of certain expenses incurred as a result of their international relocation and assignment. The objective of this program is to manage through disruption and ensure that the employees not be financially disadvantaged or advantaged in a meaningful way as a result of the relocation.

46	Kellogg Company

Compensation
The payment of the following expenses to Mr. Cahillane are pursuant to our reimbursement policy on domestic relocation: relocation-related payments ($193,729) to relocate Mr. Cahillane; and payments of ($1,158) to offset individual income taxes due by Mr. Cahillane for expenses incurred with his relocation.
The payment of the following expenses to Mr. Banati are pursuant to our reimbursement policy on international relocation: relocation-related payments ($85,524) to relocate Mr. Banati to the United States and finalize ongoing expatriate costs associated with his assignment in Singapore; and tax equalization payments ($105,510) to ensure that Mr. Banati’s tax burden for his service in Singapore prior to becoming our Chief Financial Officer was comparable to the amount of taxes he would have incurred if he did not relocate to the United States.
The payments related to Mr. Hood are pursuant to our reimbursement policy on relocation and temporary international assignment, applicable to eligible employees who relocate at the request of Kellogg. The payment of the following expenses are pursuant to our reimbursement policy on relocation and temporary international assignment: relocation related payments ($9,559) to relocate Mr. Hood back to the United States and finalize ongoing expatriate costs associated with assignment in Switzerland; and tax equalization and other payments ($430,168) to ensure that Mr. Hood bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment. Mr. Hood remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the U.S.
In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.
(7)The actuarial value of pension for Mr. Hirst decreased by $77,000 for 2018 as a result of his continuing active employment despite his eligibility for an unreduced benefit.
Grant of Plan-Based Awards Table
During 2020, we granted the following plan-based awards to our NEOs:
•Stock Options;
•2020 AIP grants (annual cash performance-based awards) paid in March 2021;
•2020-2022 EPP grants (multi-year stock performance-based awards); and
•Restricted stock unit grants.
Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design” above.

2021 Proxy Statement	47

Compensation

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steve Cahillane
Stock options	2/21/2020								244,280	65.52	1,832,100	(2)
2020 AIP		—	2,080,000	4,160,000
2020-22 EPP	2/21/2020				—	73,270	146,540				4,800,650	(3)
Amit Banati
Stock options	2/21/2020								44,090	65.52	330,675	(2)
2020 AIP		—	775,000	1,550,000
2020-22 EPP	2/21/2020				—	17,630	35,260				1,155,118	(3)
2020 RSU(4)	2/21/2020							8,820			577,886	(5)
Chris Hood
Stock options	2/21/2020								50,390	65.52	377,925	(2)
2020 AIP		—	874,500	1,749,000
2020-22 EPP	2/21/2020				—	20,150	40,300				1,320,228	(3)
2020 RSU(4)	2/21/2020							10,080			660,442	(5)
Gary Pilnick
Stock options	2/21/2020								39,890	65.52	299,175	(2)
2020 AIP		—	745,750	1,491,500
2020-22 EPP	2/21/2020				—	15,950	31,900				1,045,044	(3)
2020 RSU(4)	2/21/2020							7,980			522,850	(5)
Alistair Hirst
Stock options	2/21/2020								26,720	65.52	200,400	(2)
2020 AIP		—	612,000	1,224,000
2020-22 EPP	2/21/2020				—	10,690	21,380				700,409	(3)
2020 RSU(4)	2/21/2020							5,350			350,532	(5)
(1)Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2020 under the 2020 AIP for each of our NEOs. The actual amount of AIP paid can range from 0% to 200% of the target. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2020 AIP. See also “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives” for additional information about the 2020 AIP.
(2)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives, which will depend on the number of shares exercised and the price of our common stock on the date exercised.

48	Kellogg Company

Compensation
(3)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. This grant-date fair value assumes that each participant earns the target EPP award (i.e., 100% of EPP target). The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.
(4)The restricted stock units will vest in full on February 21, 2023, the third anniversary of the grant date.
(5)Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The grant-date fair value of the restricted stock units will likely vary from the actual value the NEO receives, which will depend on the value of the shares upon vesting.
Outstanding Equity Awards at Fiscal Year-End Table
The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2020:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Steve Cahillane
Stock Options	152,534	76,266	(10)		69.66	2/16/2028
	85,170	170,340	(11)		56.73	2/22/2029
	—	244,280	(12)		65.52	2/21/2030
2018-20 EPP(13)									123,600	7,691,628
2019-21 EPP									165,020	10,269,195
2020-22 EPP									151,858	9,450,123
Amit Banati
Stock Options	8,967	—			59.95	2/21/2024
	19,500	—			64.09	2/20/2025
	30,600	—			75.52	2/19/2026
	29,200	—			72.90	2/17/2027
	26,134	13,066	(10)		69.66	2/16/2028
	18,326	36,654	(11)		56.73	2/22/2029
	—	44,090	(12)		65.52	2/21/2030
RSU(14)							13,899	864,935
RSU(15)							25,627	1,594,768
2018-20 EPP(13)									17,600	1,095,248
2019-21 EPP									29,590	1,841,386
2020-22 EPP									36,540	2,273,884
Chris Hood
Stock Options	41,100	—			60.01	2/22/2023
	39,200	—			59.95	2/21/2024
	34,300	—			64.09	2/20/2025
	49,000	—			75.52	2/19/2026
	42,800	—			72.90	2/17/2027
	32,000	16,000	(10)		69.66	2/16/2028
	25,846	51,694	(11)		56.73	2/22/2029
	—	50,390	(12)		65.52	2/21/2030
RSU(16)							16,821	1,046,771
2018-20 EPP(13)									21,600	1,344,168
2019-21 EPP									41,750	2,598,103
2020-22 EPP									41,762	2,598,849

2021 Proxy Statement	49

Compensation

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Gary Pilnick
Stock Options	50,200	—			60.01	2/22/2023
	64,800	—			59.95	2/21/2024
	49,300	—			64.09	2/20/2025
	62,200	—			75.52	2/19/2026
	54,100	—			72.90	2/17/2027
	40,400	20,200	(10)		69.66	2/16/2028
	24,553	49,107	(11)		56.73	2/22/2029
	—	39,890	(12)		65.52	2/21/2030
RSU(17)							14,940	929,716
2018-20 EPP(13)									27,200	1,692,656
2019-21 EPP									39,662	2,468,166
2020-22 EPP									33,058	2,057,199
Alistair Hirst
Stock Options	36,700	—			60.01	2/22/2023
	57,700	—			59.95	2/21/2024
	41,800	—			64.09	2/20/2025
	41,100	—			75.52	2/19/2026
	36,000	—			72.90	2/17/2027
	33,534	16,766	(10)		69.66	2/16/2028
	18,093	36,187	(11)		56.73	2/22/2029
	—	26,720	(12)		65.52	2/21/2030
RSU(18)							10,771	670,279
2018-20 EPP (13)									22,600	1,406,398
2019-21 EPP									29,224	1,818,610
2020-22 EPP									22,156	1,378,768
(1)On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(2)On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(3)On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.
(4)The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(5)The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

50	Kellogg Company

Compensation
(6)The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”
(7)Represents the number of shares of stock that have not vested and that are not reported in Column 9 - “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of our common stock on December 31, 2020 (the last trading day of fiscal 2020).
(8)Represents the “maximum” number of shares that could be earned under outstanding EPP awards, including dividend equivalent units accrued as of January 2, 2021. The ultimate number of shares issued under the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design.”
(9)Represents the “maximum” number of shares that could be earned under outstanding EPP awards multiplied by the closing price of our common stock on December 31, 2020 (the last trading day of fiscal 2020). The ultimate value of the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.
(10)One-third of these options vested on February 16, 2019; one-third vested on February 16, 2020; and one-third vested on February 16, 2021.
(11)One-third of these options vested on February 22, 2020, one-third vested on February 22, 2021 and one-third will vest on February 22, 2022
(12)One-third of these options vested on February 21, 2021; one-third will vest on February 21, 2022; and one-third will vest on February 21, 2023.
(13)Vested on February 19, 2021; for actual payout amounts see the 2018-2020 EPP table on page 42.
(14)These RSUs will vest on February 16, 2021 (1,800 units), February 22, 2022 (2,959 units), and February 21, 2023 (9,140 units). February 22, 2019 and February 21, 2020 awards outstanding include accrued dividend equivalent units.
(15)These RSUs will vest on August 5, 2022 (25,627 units) and include accrued dividend equivalent units.
(16)These RSUs will vest on February 16, 2021 (2,200 units), February 22, 2022 (4,175 units), and February 21, 2023 (10,446 units). February 22, 2019 and February 21, 2020 awards outstanding include accrued dividend equivalent units.
(17)These RSUs will vest on February 16, 2021 (2,700 units), February 22, 2022 (3,971 units), and February 21, 2023 (8,270 units). February 22, 2019 and February 21, 2020 awards outstanding include accrued dividend equivalents.
(18)These RSUs will vest on February 16, 2021 (2,300 units), February 22, 2022 (2,927 units), and February 21, 2023 (5,544 units). February 22, 2019 and February 21, 2020 awards outstanding includes accrued dividend equivalents.
Option Exercises and Stock Vested Table
With respect to our NEOs, this table shows the stock options exercised by such officers during 2020 (disclosed under the “Option Awards” columns). The dollar value reflects the total pre-tax value realized by such officers (Kellogg stock price at exercise minus the option’s exercise price), not the grant-date fair value disclosed elsewhere in this proxy statement. The table represents value realized on options that have been granted to the NEOs since 2008.
The 2017-2019 EPP cycle began on January 1, 2017 (first day of fiscal 2017) and concluded on December 28, 2019 (last day of fiscal 2019). Although the performance period ended on December 28, 2019, each NEO had to be actively employed by Kellogg on the date the awards vested (February 21, 2020) in order to be eligible to receive a payout.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve Cahillane	—	—	47,350	3,064,019
Amit Banati	—	—	7,240	477,212
Chris Hood	—	—	10,540	694,742
Gary Pilnick	—	—	13,380	881,914
Alistair Hirst	—	—	8,890	585,977
(1)Does not reflect the payout of 2018-2020 EPP awards. The 2018-2020 EPP cycle concluded on January 2, 2021 (last day of fiscal 2020). Each NEO had to be actively employed by Kellogg on the date the awards vested (February 19, 2021) in order to be eligible to receive a payout. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2018-2020 EPP” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for additional information.

2021 Proxy Statement	51

Compensation
Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
Our NEOs are eligible to receive retirement benefits from Kellogg. The C&T Committee utilizes survey information for Fortune 500 companies and our peer group compiled by Aon Hewitt, Willis Towers Watson, and Mercer to help determine the appropriate level of benefits. The C&T Committee uses the same survey information used by Kellogg to set these benefits for all U.S. salaried employees. Our NEOs participate in the same plans as our eligible U.S. salaried employees. The total retirement benefit is provided through a combination of qualified and non-qualified defined contribution savings and investment plans, and qualified and non-qualified defined benefit pension plans. Eligibility for the different plans provided by Kellogg varies by NEO.
Our U.S. savings and investment program includes a non-qualified restoration plan for our U.S. executives, which allows us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to this plan as a “restoration plan” because it restores benefits that would otherwise be available under the plan. This plan uses the same benefit formulas as our broad-based IRS qualified plans, and use the same type of compensation to determine benefit amounts.
Amounts earned under long-term incentive programs such as EPP, gains from stock options and awards of restricted stock and restricted stock units are not included when determining retirement benefits for any employee (including executives). We do not pay above-market interest rates on amounts deferred under our savings and investment plans.
The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, thus, an individual’s performance over time will influence the level of his or her retirement benefits.
Defined Contribution Plans
We offer both qualified and non-qualified defined contribution plans for employees to elect voluntary deferrals of salary and annual incentive awards. Our principal defined contribution plans are composed of (1) the Kellogg Savings & Investment Plan (“Kellogg S&I Plan”) (which is a qualified plan available to substantially all salaried employees) and (2) the Kellogg Restoration Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. All of our NEOs are participants in both of these plans.
Kellogg S&I Plan
Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination (directly to employee or rolled over to another account) or when an employee reaches age 59 and a half. In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under the Kellogg S&I Plan, we match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by an employee. Any amount of matching contributions or employee contributions in excess of IRS limits will be made to the Restoration Plan. Additionally, the Company provides a fixed Retirement Contribution to the Kellogg S&I Plan. The Retirement Contribution is a fixed 3%, 5% or 7% of base salary, for employees with up to 10 years of service, between 10 and 20 years of service or greater than 20 years of service, respectively. For employees who have less than 3 years of service, the Retirement Contribution vests upon the third anniversary of employment.
Non-Qualified Deferred Contribution Plans
Restoration Plan
Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan and, to preserve certain distribution options previously available in the Plan, it was amended in accordance with IRS regulations issued under Section 409A of the Internal Revenue Code to no longer allow for deferrals after December 31, 2004. Deferrals after December 31, 2004 are included in a new Restoration Plan which complies with IRS regulations under Section 409A.
Under this plan, eligible employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellogg, either as annual installments or as a lump sum, based on the distribution payment alternative elected under the plan. Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.

52	Kellogg Company

Compensation
In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals for eligible employees who also participate in the Kellogg S&I Plan. We match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by employees. Kellogg matching contributions are immediately vested.
Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plans. The Restoration Plan allows us to provide the same matching contribution and fixed retirement contribution, as a percentage of eligible compensation, to impacted employees as other employees who participate in the Kellogg S&I Plan.
Beginning in 2020, all of the same investments options available in the Kellogg S&I Plan are available in the Restoration Plan, with the exception of Kellogg Stock. As an unfunded plan, no money is actually invested; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellogg obligations.
Executive Deferral Program
In 2020, we required any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s end of employment. The only NEO affected by this policy in 2020 was Mr. Cahillane who deferred $304,854 of his salary. The Program terminated at the end of fiscal year 2020.
The following table provides information with respect to our Non-Qualified Deferred Compensation Plans, as applicable to each NEO. This table excludes information with respect to our Savings & Investment Plan, which is a qualified plan available to salaried Kellogg employees as described above. The information for Mr. Cahillane also includes deferrals under our Executive Deferral Program.
Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Steve Cahillane	455,917	153,793	(35,910)	—	1,530,256
Amit Banati	65,937	69,638	16,246	—	799,021
Chris Hood	68,852	92,262	18,937	—	935,401
Gary Pilnick	74,624	90,871	55,238	—	2,574,162
Alistair Hirst	49,476	68,779	35,072	—	1,647,973
(1)Amounts in this column are included in the “Salary” column in the Summary Compensation Table.
(2)Amounts in this column are Kellogg contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.”
(3)Represents at-market/non-preferential earnings on the accumulated balance in 2020.
(4)Aggregate balance as of January 2, 2021 is the total market value of the deferred compensation account, including executive contributions, Kellogg contributions and any earnings, including contributions and earnings from past fiscal years.
(5)The amounts in the table below are also being reported as compensation in the Summary Compensation Table in the years indicated.

Name	Fiscal Year	Reported Amounts ($)
Steve Cahillane	2020	609,710
	2019	522,622
	2018	344,538
Amit Banati	2020	135,575
	2019	97,199
Chris Hood	2020	161,114
	2019	135,718
	2018	150,392
Gary Pilnick	2020	165,495
	2019	151,022
	2018	121,831
Alistair Hirst	2020	118,255
	2019	121,176
	2018	229,363

2021 Proxy Statement	53

Compensation
Discontinued / Frozen Plans
Pringles Savings & Investment Plan
The Pringles Savings & Investment Plan was a qualified defined contribution plan that was established June 1, 2012 to provide retirement benefits to salaried employees who joined Kellogg through our acquisition of Pringles. Mr. Hood previously participated in the Pringles Savings & Investment Plan. As of December 31, 2018, benefits were no longer provided in this plan to salaried employees and covered employees began participating in the same Kellogg S&I Plan as all other salaried employees.
Pension Plans
In September 2017, the Company amended certain defined benefit pension plans and associated “restoration plans” in the U.S., Canada, United Kingdom and the Republic of Ireland for salaried employees. As of December 31, 2018, the amendment froze the compensation and service periods used to calculate pension benefits for active salaried employees who participate in the affected pension plans. Beginning January 1, 2019, impacted employees no longer accrued additional benefits under these plans for future service and eligible compensation received under these plans, and began participating in the same defined contribution plans as all other salaried employees.
Our U.S. pension plans are composed of the Kellogg Company Pension Plan and the non-qualified restoration plans, which include the Kellogg Company Executive Excess Plan for accruals after December 31, 2004, and the Kellogg Company Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “U.S. Pension Plans”). Mr. Hirst and Mr. Pilnick are participants in our U.S. Pension Plans. Since 2008, Mr. Pilnick has been treated as a grandfathered participant under these plans.
Below is an overview of our current U.S. Pension Plans in which these NEOs participate.

	Qualified Pension Plan	Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.	Provide eligible employees with a competitive level of retirement benefits by “restoring” the benefits limited by the Internal Revenue Code based on the formula used in the Qualified Pension Plan. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.
Eligibility	Salaried employees and certain hourly and union employees. Pension plans closed to new participants beginning January 1, 2010.	Eligible employees impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellogg-provided retirement benefits.
Payment Form	Monthly annuity.	Monthly annuity or lump sum at the choice of the executive.
Participation, as of January 1, 2003	Active Kellogg heritage employees who were hired prior to August 1, 2002 and who were 40 years of age or older or had 10 or more years of service as of January 1, 2003.
Retirement Eligibility	Full Unreduced Benefit: •Normal retirement age 65 •Age 55 with 30 or more years of service •Age 62 with 5 years of service

Reduced Benefit: •Age 55 with 20 years of service •Any age with 30 years of service
Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)
Pensionable Earnings	Includes only base pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, restricted stock unit grants, EPP payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.
The estimated actuarial present value of the retirement benefit accrued through January 2, 2021 appears in the following table. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate of 2.68% for the Qualified Pension Plan and 2.55% for the Non-Qualified Pension Plan. Benefits subject to lump-sum distributions were determined using an interest rate of 2.55% and current statutory mortality under the Pension Protection Act for each NEO participating in our pension plan. For further information on our accounting for pension plans, refer to Note 10 within Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The actuarial increase in 2020 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation

54	Kellogg Company

Compensation
Earnings”. No payments were made to our NEOs under the Pension Plans during 2020. The number of years of credited service disclosed below equals an executive’s length of service with Kellogg. For Mr. Pilnick, all of his years of service are reflected in the ‘2005 and After’ plan because he had not yet vested in the earlier plan at the time the new plan was established to qualify for 409A treatment. For Mr. Hirst, all of his years of service are reflected in the ‘2005 and After’ plan because he first became eligible for the U.S. pension plans in 2005 when he transferred from U.K. payroll to U.S. payroll. Per the terms of our U.S. pension plans, all of his years of service working for Kellogg in the U.K. and South Africa were included as years of service in the U.S. plan upon his transfer to U.S. payroll, with offsets for any retirement benefits he earned working for Kellogg in the U.K. and South Africa.
Pension Benefits Table

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary Pilnick	U.S. Qualified Pension Plan	18.33	687,000	—
	Non-Qualified Plan (2004 and before)	—	—	—
	Non-Qualified Plan (2005 and after)	18.33	5,550,000	—
	TOTAL		6,237,000	—
Alistair Hirst	U.S. Qualified Pension Plan	35.00	987,000	—
	Non-Qualified Plan (2004 and before)	—	—	—
	Non-Qualified Plan (2005 and after)	35.00	9,415,000	—
	TOTAL		10,402,000	—
(1)Information regarding Mr. Cahillane, Mr. Banati, and Mr. Hood is not presented in this table because these individuals are not participants in our U.S. Pension Plans.
Potential Post-Employment Payments
Generally, our NEOs are eligible to receive benefits if their employment is terminated (1) by Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.
The table at the end of this section reflects calculations, as of January 2, 2021, of the estimated benefits our NEOs would receive in these situations. Although the calculations below are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Severance Benefits
Our NEOs are covered by arrangements that specify payments in the event the executive’s employment is terminated. These severance benefits are intended to be competitive with our Compensation Peer Group and general industry practices. The Kellogg Company Severance Benefit Plan (“Severance Benefit Plan”) and the Kellogg Company Change of Control Severance Policy for Key Executives (“Change of Control Policy”) have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.
The Severance Benefit Plan provides severance benefits to employees who are terminated by Kellogg under certain circumstances. Kellogg benefits from this program in a variety of ways, including that Kellogg has the right to receive a general release, non-compete, non-solicitation and non-disparagement agreement from separated employees in exchange for the benefits provided under the program.
The Change of Control Policy provides benefits to executives in connection with a change of control in the event an executive is terminated without cause or the executive terminates employment for good reason. The Change of Control Policy is intended to protect Shareowner interests by enhancing employee focus during rumored or actual change of control activity by providing incentives to executives to remain with Kellogg despite uncertainties while a transaction is under consideration or pending.

2021 Proxy Statement	55

Compensation
Involuntary Termination - No Change of Control
If the employment of an executive (including an NEO) is terminated without cause, they will generally be entitled to receive benefits under the Severance Benefit Plan. Benefits under the Severance Benefit Plan are not available if an executive is terminated for cause. “Cause” generally is defined as (a) the Employee’s willful engagement in conduct relating to the Employee’s employment with the Company for which either criminal or civil penalties may be sought; (b) the Employee’s deliberate disregard of any Company policy, including the Company’s insider trading policy, or the Company’s code of conduct; (c) the Employee’s acceptance of employment with or service as a consultant or advisor to an entity or person that is in competition with or acting against the interests of the Company; (d) the Employee’s disclosure or misuse of confidential information or material concerning the Company; (e) the Employee’s willful engagement in gross misconduct pursuant to which the Company has suffered a loss; or (f) the Employee’s willful and continued refusal to substantially perform the Employee’s then current duties at the Company in any material respect. Benefits under the Severance Plan are also not available if the executive is terminated for a reason that the Kellogg ERISA Administrative Committee determines rises to the level of cause or for any other reason determined in the sole discretion of the Kellogg ERISA Administrative Committee. The Severance Benefit Plan is designed to apply in situations where Kellogg terminates employment for reasons such as (1) individual and Company performance; (2) a reduction in work force; (3) the closing, sale or relocation of a Kellogg facility; (4) the elimination of a position; or (5) other reasons approved by the Kellogg ERISA Administrative Committee. Under the Severance Benefit Plan
•The executive is entitled to receive cash compensation equal to two times base salary, paid in installments over a two-year severance period.
•Kellogg has the discretion to pay the executive an annual incentive award for the year in which the termination occurs at the actual payout level, prorated as of the date of termination.
•Previously-granted stock option and restricted stock unit awards continue to vest during the severance period. All awards not vested or earned after the two-year period are forfeited. EPP awards do not vest under the terms of the plan unless the executive is eligible to retire at the time of termination. Where the executive is eligible to retire at the time of termination, EPP awards vest pro-rata based on the number of days in the performance period the executive was actively employed.
•The executive is entitled to continue to participate in certain welfare and insurance benefits during the severance period. However, executives do not earn any additional service credit during the severance period and severance payments are not eligible compensation for any retirement plan.
•The executive is entitled to receive outplacement assistance for 12 months following termination.
Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellogg, which includes a general release, non-compete and non-solicitation, non-disparagement and/or confidentiality provisions.
Retirement, Disability and Death
Retirement. In the event of retirement, an NEO is eligible to receive (1) the benefits payable under our retirement plans and (2) prorated vesting of (a) stock options (depending on the terms and conditions of the award), (b) prorated awards under our outstanding EPP plans (the amount of which will be based on our actual performance during the relevant periods and paid after the end of the performance periods) and (c) prorated restricted stock units (depending on the terms and conditions of the award). In addition, we have the discretion to pay an executive the actual annual incentive award for the current year, prorated as of the date of retirement. “Retirement” generally is defined as meeting the Company’s age and/or service requirements for retirement eligibility.
Death or Disability. In the event of an NEO’s disability, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement. “Disability” generally is defined as inability to perform all the material duties of regular occupation because of injury or sickness. In the event of an NEO’s death, his beneficiary would receive payouts under Kellogg-funded life insurance policies and our Executive Survivor Income Plan (for NEOs eligible to participate in the plan prior to January 1, 2011). However, the deceased NEO’s defined benefit pension benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits.
Potential Change of Control Payments
We have arrangements with each of our continuing NEOs that provide for benefits that may be payable if a “change of control” occurs. Our 2009 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan and 2017 Long-Term Incentive Plan specify the treatment of outstanding, unvested equity awards granted under each respective plan to employees, including our NEOs, upon the occurrence of a change of control. Under the Long-Term Incentive Plans and Change of Control Policy, the severance and other benefits payable to NEOs are subject to a “double trigger.” The first trigger is the occurrence of a change of control. The second trigger for our Change of Control Policy occurs if we terminate an NEO’s employment unrelated to cause, or an NEO terminates his employment for good reason, in each case within two years following the change of control. The second trigger for our Long-Term Incentive Plans occurs if (1) awards are not assumed or replaced by a substitute award, or (2) we terminate an NEO’s employment unrelated to cause or an NEO terminates his employment for good reason, in each case, within two years following the change of control. For these purposes, “cause,” “good reason,” and “substitute awards” are defined in our Long-Term Incentive Plan and Change of Control Policy.

56	Kellogg Company

Compensation
A “change of control” generally is defined in the arrangements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change of control” definition also includes an acquisition by a party of 20% or 30% of Kellogg common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.
The change-in-control related severance payments consist of the following:
Payments Triggered Upon a Change of Control Without Termination. EPP awards, restricted stock units, and stock options will retain their original vesting schedules and will not automatically vest upon a change of control (and only vest if there is no assumption, continuation or substitution of the outstanding awards with substitute awards that are, in the judgment of the C&T Committee, of equivalent value).
Payments Triggered Upon a Change of Control With Termination. Under the Change of Control Policy, cash severance is payable in the amount of two times the current annual salary plus two times the current target annual incentive award. In addition, executives are entitled to receive the annual incentive award for the current year at the target award level, prorated as of the date of termination. This amount is payable as a lump sum within 90 days after termination.
Additional retirement benefits under the Change of Control Policy would equal the actuarial equivalent of the benefit the executive would have received for two years of additional participation under our retirement plans. The executive will continue to participate in health and welfare benefit plans for a two-year period following termination, and will also receive outplacement assistance.
The following table reflects calculations, as of January 2, 2021, of the estimated benefits our NEOs would have received (1) if their employment was terminated by Kellogg without cause or upon their retirement, disability or death or (2) in certain circumstances following a change of control. Amounts shown in the following table are calculated by assuming that the relevant employment termination event and/or change of control occurred on January 2, 2021.
Potential Post Employment Table

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)	Death ($)		Disability ($)
Steve Cahillane
Two Times Base Salary	2,600,000		2,600,000		—	—		—
280G Reduction(2)	—		—		—	—		—
2020 Annual Incentive	3,328,000		3,328,000		—	3,328,000		3,328,000
Two Times Annual Incentive(3)	—		4,160,000		—	—		—
Stock Options	936,870	(4)	936,870	(5)	—	581,270	(7)	581,270	(7)
EPP Awards	3,845,814	(8)	13,705,473	(9)	—	8,843,899	(11)	8,843,899	(11)
Restricted Stock Units	—		—		—	—		—
Outplacement	12,375		12,375		—	—		—
Health and Welfare Benefits(15)	43,200		43,200		—	—		—
Other Benefits and Perquisites(20)	—		52,000		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—	1,300,000		—
Total	10,766,259		24,837,918		—	14,053,169		12,753,169

2021 Proxy Statement	57

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Amit Banati
Two Times Base Salary	1,550,000		1,550,000		—		—		—
280G Reduction(2)	—		(77,210)		—		—		—
2020 Annual Incentive	1,240,000		1,240,000		—		1,240,000		1,240,000
Two Times Annual Incentive(3)	—		1,550,000		—		—		—
Stock Options	201,597	(4)	201,597	(5)	—		125,078	(7)	125,078	(7)
EPP Awards	547,624	(8)	2,605,259	(9)	—		1,540,400	(11)	1,540,400	(11)
Restricted Stock Units	1,980,005	(12)	2,588,630	(13)	—		1,136,478	(14)	1,136,478	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits(15)	30,800		30,800		—		—		—
Other Benefits and Perquisites(20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		775,000		—
Total	5,562,401		9,753,451		—		4,816,956		4,041,956
Chris Hood
Two Times Base Salary	1,590,000		1,590,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2020 Annual Incentive	1,364,220		1,364,220		1,364,220		1,364,220		1,364,220
Two Times Annual Incentive(3)	—		1,749,000		—		—		—
Stock Options	284,317	(4)	284,317	(5)	176,401	(6)	176,401	(7)	176,401	(7)
EPP Awards	1,971,260	(8)	3,270,560	(9)	1,971,260	(10)	1,971,260	(11)	1,971,260	(11)
Restricted Stock Units	1,069,733	(12)	1,101,466	(13)	479,901		479,901	(14)	479,901	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits(15)	43,200		43,200		—		—		—
Other Benefits and Perquisites(20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—				795,000		—
Total	6,335,105		9,467,138		3,991,782		4,786,782		3,991,782
Gary Pilnick
Two Times Base Salary	1,570,000		1,570,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2020 Annual Incentive	1,193,200		1,193,200		1,193,200		1,193,200		1,193,200
Two Times Annual Incentive(3)	—		1,491,500		—		—		—
Stock Options	270,089	(4)	270,089	(5)	167,573	(6)	167,573	(7)	167,573	(7)
EPP Awards	2,011,917	(8)	3,109,011	(9)	2,011,917	(10)	2,011,917	(11)	2,011,917	(11)
Restricted Stock Units	949,377	(12)	974,498	(13)	462,799		462,799	(14)	462,799	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits(15)	43,200		43,200		—		—		—
Change to Retirement Benefits	527,000	(16)	1,020,000	(17)	—		(3,034,000)	(18)	527,000	(19)
Other Benefits and Perquisites(20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		5,782,000		—
Total	6,577,158		9,735,873		3,835,489		6,583,489		4,362,489

58	Kellogg Company

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Alistair Hirst
Two Times Base Salary	1,360,000		1,360,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2020 Annual Incentive	979,200		979,200		979,200		979,200		979,200
Two Times Annual Incentive(3)	—		1,224,000		—		—		—
Stock Options	199,029	(4)	199,029	(5)	123,485	(6)	123,485	(7)	123,485	(7)
EPP Awards	1,539,197	(8)	2,301,888	(9)	1,539,197	(10)	1,539,197	(11)	1,539,197	(11)
Restricted Stock Units	684,033	(12)	700,875	(13)	349,730		349,730	(14)	349,730	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits(15)	27,800		27,800		—		—		—
Change to Retirement Benefits	—		—		—		(5,568,000)	(18)	—
Other Benefits and Perquisites(20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		4,697,000		—
Total	4,801,634		6,857,167		2,991,612		2,120,612		2,991,612
(1)Information regarding Mr. Cahillane and Mr. Banati is not presented in this table because these individuals were not retirement-eligible as of January 2, 2021. Information for Mr. Hood, Mr. Pilnick, and Mr. Hirst is hypothetical and based upon retirement as of January 2, 2021.
(2)If an NEO becomes entitled to separation benefits following a change of control and those separation benefits would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the separation benefits will be reduced to $1.00 less than the amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than the NEO would have received if the full separation benefits were paid. This column represents the estimated amount of pay reduction to put the NEO in this position. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the pay reduction will depend upon the NEO’s pay, terms of a change of control transaction and the subsequent impact on the executive’s employment.
(3)Represents two times the target annual incentive award for 2020.
(4)Represents the intrinsic value of unvested stock options that would vest in connection with a termination as of January 2, 2021, based on a stock price of $62.23.
(5)Represents the intrinsic value of unvested stock options that would vest upon a change of control as of January 2, 2021, based on a stock price of $62.23.
(6)Represents the intrinsic value of unvested stock options that would vest upon retirement as of January 2, 2021, (prorated for time worked during the performance period), based on a stock price of $62.23.
(7)Represents the intrinsic value of unvested stock options that would vest upon death or disability as of January 2, 2021, (prorated for time worked during the performance period), based on a stock price of $62.23.
(8)Represents the value based on the actual number of shares paid out under the 2018-2020 EPP, which would be payable at our discretion, and a stock price of $62.23. For Mr. Hood, Mr. Pilnick, and Mr. Hirst, who are retirement-eligible, includes the 2019-2021 EPP and 2020-2022 EPP prorated for the time worked during the performance period at a stock price of $62.23. Since our other NEOs are not retirement-eligible as of January 2, 2021, their 2019-2021 EPP and 2020-2022 EPP awards would be forfeited.
(9)Valued based on the “target” number of shares under the 2018-2020 EPP, the 2019-2021 EPP and the 2020-2022 EPP and, in each case, a stock price of $62.23.
(10)Valued based on the actual number of shares paid out under the 2018-2020 EPP and the prorated target number of shares under the 2019-2021 EPP and 2020-2022 EPP and, in each case, a stock price of $62.23.
(11)Represents the value of outstanding “target” EPP awards payable based on our actual performance during the relevant periods and paid following the end of the performance periods (prorated for time worked during the performance period) and, in each case, based on a stock price of $62.23.
(12)Represents the value of unvested restricted stock units that would vest in connection with a termination as of January 2, 2021, based on a stock price of $62.23.
(13)Represents the value of unvested restricted stock units that would vest upon a change of control as of January 2, 2021, based on a stock price of $62.23.
(14)Represents the value of unvested restricted stock units that would vest upon death or disability as of January 2, 2021 (prorated for time worked during the performance period), based on a stock price of $62.23.
(15)Represents the estimated costs to Kellogg of continued participation in medical, dental and life insurance benefits during the severance period.
(16)Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through January 2, 2021 for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through January 2, 2021 appears in the Pension Benefits Table on page 55 of this proxy statement. For each NEO, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For Mr. Pilnick, the change to his retirement benefit is positive because the present value reflects the greater of Age 65 commencement and earliest commencement.
(17)Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through January 2, 2021 for each NEO associated with terminating an NEO’s employment without cause following a change of control. The estimated actuarial present value of retirement benefit accrued through January 2, 2021 appears in the Pension Benefits Table on page 55 of this proxy statement. For each NEO,

2021 Proxy Statement	59

Compensation
changes to retirement benefits upon change of control vary depending on age, service and pension formula at the time of termination. For Mr. Pilnick, the change to the retirement benefit is positive because change of control pension benefits include two additional years of age and service for retirement eligibility purposes.
(18)Represents the incremental value of retiree medical and the increase (decrease) to the estimated actuarial present value of retirement benefits accrued through January 2, 2021 for each NEO associated with a NEOs retirement benefits being converted to a survivor annuity upon his death. The estimated actuarial present value of retirement benefits accrued through January 2, 2021 appears in the Pension Benefits Table on page 55 of this proxy statement. The Change to Retirement Benefits is negative because the benefits provided upon death do not include early retirement subsidies otherwise included in the estimate of retirement benefits. Also, the survivor annuity upon death is reduced to less than 50% of the benefit provided upon early or normal retirement.
(19)For Mr. Pilnick, the change to his retirement benefit is positive because the present value reflects the greater of Age 65 commencement and earliest commencement. The estimated actuarial present value of retirement benefits accrued through January 2, 2021 appears in the Pension Benefits Table on page 55 of this proxy statement.
(20)Consists of Kellogg-paid death benefits, financial planning and physical exams.
(21)Payment of death benefits for Company-paid life insurance and Executive Survivor Income Plan (for NEOs eligible to participate in the Plan prior to January 1, 2011).
CEO Pay Ratio
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee (the “Pay Ratio Disclosure”).
For the year ended January 2, 2021, the estimated median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chairman and Chief Executive Officer) was $41,815. Mr. Cahillane’s annual total compensation for 2020 for purposes of the Pay Ratio Disclosure was $11,663,852, as set forth in the Summary Compensation table beginning on page 45. Based on this information, for 2020, the ratio of the compensation of the Chairman and Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 279 to 1.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•Use of worldwide employee population (including full-time, part-time, temporary, or seasonal workers) as of October 31, 2019, which consisted of 31,330 total employees, of which 10,401 employees were employed in the United States and 20,929 employees were employed in foreign jurisdictions.
•We used the sum of base salary, annual bonus, and sum of other bonuses (signing bonuses, any bonus provided to manufacturing facilities), and overtime as applicable for the 10-month period ending October 31, 2019 as our compensation measure that we consistently applied to all employees.
•For purposes of this disclosure, we applied the average exchange rate for October 2019.
•Under the de minimis exemption provided in the SEC rules, we have excluded a total of 1,459 employees from certain countries. The specific number of employees excluded from each country is: Colombia (222), Ecuador (113), El Salvador (2), Greece (7), Hong Kong (3), Nigeria (771), Pakistan (3), Thailand (277) and Turkey (61). The excluded employees do not exceed 5% of our total U.S. and non-U.S. employee population.
•We believe there has been no change to our employee population and compensation arrangements, or the circumstances of the median employee used in fiscal year 2019 that we believe would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we are utilizing the same median employee for the pay ratio for fiscal year 2020 by examining the annual total compensation utilizing data as of January 2, 2021.
With respect to the annual total compensation of the “median employee”, we identified and calculated the elements of such employee’s compensation in accordance with SEC rules and regulations. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table beginning on page 45.

60	Kellogg Company

Audit Committee Matters

PROPOSAL 3
Ratification of PricewaterhouseCoopers LLP

The Board recommends a vote FOR ratification of appointment of PricewaterhouseCoopers LLP as Kellogg’s independent registered public accounting firm.

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for fiscal year 2021. PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal year 2020. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On February 18, 2021, the Audit Committee appointed PricewaterhouseCoopers LLP as our independent auditor for the 2021 fiscal year.
Oversight of Independent Registered Public Accounting Firm
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:
•Conducts an annual assessment of the independent registered public accounting firm’s performance, qualifications and independence, taking into account the opinions of management and the internal auditor;
•Reviews, in advance, all non-audit services provided by the independent registered public accounting firm, specifically with regard to the effect on the firm’s independence;
•Considers the independent registered public accounting firm’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;
•Conducts regular executive sessions with the independent registered public accounting firm;
•Conducts private and individual executive sessions with the Vice President of Internal Audit, Corporate Controller, and Chief Legal Officer at each Committee meeting;
•Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;
•Reviews recent reports from the Public Company Accounting Oversight Board and other professional or governmental authorities on the independent registered public accounting firm; and
•Obtains and reviews a report from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and our company annually to assess the independence of the independent registered public accounting firm.

2021 Proxy Statement	61

Audit Committee Matters
Independent Registered Public Accounting Firm Tenure and Rotation
As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee has direct and meaningful involvement in the selection of the lead engagement partner. The Audit Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive familiarity with the Company. These include, among others:
•Higher quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework;
•Operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s familiarity with the Company’s business; and
•PricewaterhouseCoopers LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.
As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our company and its Shareowners. If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.
Fees Paid to Independent Registered Public Accounting Firm
Audit Fees. The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements, statutory audits and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $8.7 million in 2020 and $9.0 million in 2019.
Audit-Related Fees. The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $0.2 million in 2020 and $0.2 million in 2019. This assistance and related services generally consisted of consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.
Tax Fees. The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $2.0 million in 2020 and $1.6 million in 2019. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice, with approximately $1.4 million being spent for tax compliance in 2020 and $0.7 million spent for tax compliance in 2019.
All Other Fees. The aggregate amount of all other fees billed to Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0.0 million in 2020 and $0.0 million in 2019 .
Preapproval Policies and Procedures
The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chairman has been authorized to pre-approve or approve. The Chairman of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellogg management.
All of the services described above for 2020 and 2019 were pre-approved by the Audit Committee and/or the Committee Chairman before PricewaterhouseCoopers LLP was engaged to render the services.

62	Kellogg Company

Audit Committee Matters
Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of six independent Directors (as defined by the New York Stock Exchange Listing Standards), met six times in 2020 and operates under a written charter last amended by the Board in February 2021, which is posted on our website at https://investor.kelloggs.com/governance/statement-documents. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2020 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting, their judgments as to the quality of our financial reporting, and such other matters as are required to be discussed with the Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 - Communications with Audit Committees.
The Committee has discussed with the independent registered public accounting firm their independence from Kellogg and its management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
The Committee reviewed and discussed with the independent registered public accounting firm our Form 10-K prior to filing with the SEC. In addition, the Committee reviewed with management significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits. The Committee also meets privately with the Vice President of Internal Audit, Corporate Controller, and Chief Legal Officer at each meeting.
In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2021, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2021 fiscal year.
AUDIT COMMITTEE
Stephanie Burns, Chair
Carter Cast
Rick Dreiling
Don Knauss
Erica Mann
Mike Schlotman

2021 Proxy Statement	63

Management Proposal

PROPOSAL 4
Management Proposal to Reduce Supermajority Shareowner Vote Requirements

The Board recommends a vote FOR the proposed amendments to the Certificate of Incorporation and bylaws to reduce supermajority shareowner vote requirements.

Background. The Board proposes to amend our Amended Restated Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws to replace any voting requirement that calls for a greater than simple majority vote of Shareowners with a requirement that such votes instead be decided by a simple majority of outstanding shares. Upon the recommendation of the Nominating and Governance Committee, the Board approved, and recommended that our Shareowners approve at the 2021 Annual Meeting of Shareowners, a plan to reduce any supermajority Shareowner requirements to a simple majority.
Rationale to Reduce Supermajority Shareowner Vote Requirements. The Board took into consideration arguments in favor and against the reduction of supermajority Shareowner vote requirements currently in the Certificate of Incorporation and bylaws and determined that it is in Kellogg’s best interests to reduce these requirements to a simple majority. In its review, the Board considered the advantages of maintaining the supermajority requirements in light of our current circumstances, including the arguments (a) that the retention of a supermajority vote standard for certain extraordinary matters is the best way to ensure that the interests of all shareowners are fully protected, (b) that fundamental changes to corporate governance should have the support of a broad consensus of Kellogg’s Shareowners rather than just a simple majority, and (c) that supermajority vote requirements protect shareowners against the potentially self-interested actions of short-term investors and facilitate corporate governance stability. Kellogg’s existing supermajority voting provisions also encourage persons or firms making unsolicited takeover proposals to negotiate directly with the Board, which provides the Board with increased leverage to negotiate the best possible return for Shareowners, and which prevents the use of potentially coercive or abusive takeover tactics.
While the Board continues to believe these are important considerations, the Board also considered potential advantages of reducing our supermajority vote requirements in light of our current circumstances, including that a majority voting standard may provide Shareowners with a greater voice in matters impacting a corporation. Many institutional shareholders believe that a majority vote should be sufficient for any corporate action requiring shareowner approval, regardless of the considerations outlined above. After carefully weighing all of these considerations, the Board approved the proposed amendments to the Certificate of Incorporation and bylaws, the text of which is set forth in Appendix A and Appendix B to this proxy statement, and recommended that the Shareowners adopt this amendment by voting in favor of this proposal.
Proposed Amendments. After careful consideration of the foregoing, the Board of Directors has determined that it would be in the best interests of the company and our Shareowners to amend Kellogg’s Certificate of Incorporation and bylaws to replace each voting requirement that calls for approval by two-thirds of outstanding shares with a majority of outstanding shares.
If approved, this proposal would eliminate all provisions in Kellogg’s Certificate of Incorporation and bylaws that require approval by two-thirds of outstanding shares. These provisions include:
•an alteration, amendment or repeal, or any new provision, inconsistent with certain provisions of the existing governance documents;
•Kellogg’s merger or consolidation with or into another entity;
•the sale, lease, exchange or other disposition of all or substantially all of Kellogg’s assets;
•the liquidation or dissolution of Kellogg; or
•the removal of directors for cause.
This summary of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments to the Certificate of Incorporation and bylaws attached as Appendix A and Appendix B, respectively, to this proxy statement, with deletions indicated by strike outs and additions indicated by double underlining.
Required Shareowner Approval. The affirmative vote of at least two-thirds of the voting power of our outstanding common stock is necessary for approval of the proposed amendments to the Certificate of Incorporation and bylaws. Unless such vote is received, such amendments will not be adopted and the existing supermajority vote standards will remain.

64	Kellogg Company

Shareowner Proposal

PROPOSAL 5
Shareowner Proposal to Adopt Shareowner Right to Call a Special Meeting

The Board makes no recommendation on this proposal.

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a Shareowner at the annual meeting. Names, addresses and share holdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Resolution Proposed by Shareowner:
ITEM 5 - Special Shareholder Meetings
RESOLVED: The shareholders of the Kellogg Company (‘Kellogg’ or ‘Company’) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.
SUPPORTING STATEMENT: Kellogg does not allow shareholders to call a special meeting, whereas Delaware law, where Kellogg is incorporated, allows those holding 10% of company shares to call a special meeting. A meaningful shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
Currently, 65% of S&P 500 companies allow shareholders to call a special meeting. Well over half of S&P 1500 companies also allow shareholders this right.
According to Proxy Insight’s “Resolution Tracker,” between August 2019 and June 2020 the topic of providing shareholders a right to call a special meeting won 57.5% at Electronic Arts, 70.2% at Sonoco Products, 52.3% at Verizon Communications, 97.3% at SPAR Group, and 78.9% at FleetCor Technologies.
Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting...”
Consider also that 52.8% of shares voted to adopt a simple majority standard in 2020 but the Board has failed to act.
We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.
Please vote for: Special Shareowner Meetings – Proposal 5
Our Response - Statement in Response to Proposal:
Statement of Board of Directors
Kellogg’s Board of Directors is committed to maintaining strong governance practices and recognizes the sentiment of many shareowners and institutional investor groups who favor allowing shareowners to call special meetings. The Board believes there are a variety of valid perspectives with respect to the right of shareowners to call special meetings, and expects that these perspectives will continue to evolve. As such, the Board has determined to use this proposal to provide the opportunity for Shareowners to express their views on this topic, and the Board will respond accordingly.
It is important to note that Shareowner approval of this proposal would not by itself establish a shareholder right to call special meetings. Under our Certificate of Incorporation, to allow special meetings to be called by Shareowners, the Board must first authorize the appropriate amendments. Shareowners would then have to approve each of those amendments with an affirmative vote of not less than two-thirds of the outstanding shares of Kellogg entitled to vote generally in the election of directors.
FOR THESE REASONS, THE BOARD MAKES NO RECOMMENDATION ON THIS PROPOSAL.

2021 Proxy Statement	65

Security Ownership
Five Percent Holders
The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our common stock.

Beneficial Owner/Address	Shares Beneficially Owned		Percent of Class on December 31, 2020

W.K. Kellogg Foundation Trust(1) c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	63,807,741	(2)	18.6%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	28,109,970	(3)	8.2%

Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	23,390,292	(4)	6.8%

KeyCorp 127 Public Square Cleveland, OH 44114-1306	23,249,631	(5)	6.8%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,056,117	(6)	6.7%
(1)According to a Schedule 13G/A filed with the SEC on February 11, 2021, the W.K. Kellogg Foundation Trust (the “Kellogg Trust”) shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) and the trustees of the Kellogg Trust with respect to 60,465,170 shares of Kellogg Company, or 17.6% of our outstanding shares on December 31, 2020. As of that date, the trustees of the Kellogg Trust were Steve Cahillane, Ramón Murguía, La June Montgomery Tabron and Northern Trust Company. The Kellogg Foundation, a Michigan charitable corporation, is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of our Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellogg stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust. The shares of Kellogg Company owned directly by Mr. Cahillane and Ms. Montgomery Tabron are reflected in the Officer and Director Stock Ownership table below.
(2)According to a Schedule 13G/A filed with the SEC on February 12, 2021, Northern Trust Corporation has sole voting power for 470,655 shares, shared voting power for 63,326,169 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 1,886,785 shares and shared investment power for 61,484,294 shares (including those shares beneficially owned by the Kellogg Trust). Northern Trust Corporation, as parent holding company for The Northern Trust Company, as trustee of the Kellogg Trust, shares voting and investment power with the other three trustees with respect to the 60,465,170 shares owned by the Kellogg Trust, which shares are reflected in Northern Trust Corporation’s totals above. The remaining shares not owned by the Kellogg Trust that are disclosed in the table above represent shares beneficially owned by Northern Trust Corporation and The Northern Trust Company unrelated to the Kellogg Trust.
(3)According to a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group has sole voting power for 0 shares, shared voting power for 464,582 shares, sole investment power for 26,935,784 shares and shared investment power for 1,174,186 shares.
(4)According to a Schedule 13G/A filed with the SEC on February 11, 2021, Gordon Gund has sole voting power for 23,198,423 shares, shared voting power for 191,869 shares, sole investment power for 0 shares and shared investment power for 191,869 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.
(5)According to a Schedule 13G/A filed with the SEC on January 11, 2021, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) above, as well as other trusts, has sole voting power for 45,607 shares, shared voting power for 5,331 shares, sole investment power for 23,234,940 shares and shared investment power for 11,440 shares.
(6)According to a Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. has sole voting power for 20,465,161 shares and sole investment power for 23,056,117 shares.

66	Kellogg Company

Security Ownership
Officer and Director Stock Ownership
The following table shows the number of shares of Kellogg common stock beneficially owned as of January 15, 2021, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

Name	Shares(1)	Options(2)	Deferred Stock Units(3)	Total Beneficial Ownership(4)	Percentage
Non-NEO Directors
Stephanie Burns	19,173	—	6,715	25,889	*
Carter Cast	10,245	—	—	10,245	*
Rick Dreiling	12,644	—	7,858	20,502	*
Rod Gillum	5,863	—	3,268	9,130	*
Zack Gund (5)	1,648,760	—	11,736	1,660,496	*
Jim Jenness	43,078	—	13,875	56,953	*
Donald Knauss	41,519	—	—	41,519	*
Mary Laschinger	23,491	—	15,833	39,324	*
Erica Mann	5,863	—	—	5,863	*
La June Montgomery Tabron (6)	19,173	—	—	19,173	*
Mike Schlotman	500	—	—	500	*
Carolyn Tastad	14,101	—	—	14,101	*
Named Executive Officers
Steve Cahillane (6)	80,493	480,566	12,965	574,024	*
Amit Banati	41,464	178,816	—	220,280	*
Chris Hood	27,889	322,889	—	350,778	*
Gary Pilnick	62,258	403,602	—	465,860	*
Alistair Hirst	37,161	308,692	—	345,853	*
All Directors and executive officers as a group (23 persons)(7)	2,132,482	1,966,431	72,251	4,171,164	1.2
*Less than 1%.
(1)Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes (i) restricted stock units that vested within 60 days of January 15, 2021; and (ii) the following number of shares held in Kellogg’s Grantor Trust for Directors and Executives related to the annual grants of deferred shares for Non-Employee Directors, which shares are subject to restrictions on voting and investment: Dr. Burns, 19,173 shares; Mr. Cast, 10,245 shares; Mr. Dreiling, 12,617 shares, Mr. Gillum, 5,863 shares; Mr. Zack Gund, 16,903 shares; Mr. Jenness, 30,200 shares; Mr. Knauss, 41,434 shares; Ms. Laschinger, 23,491 shares; Ms. Mann, 5,863 shares; Ms. Montgomery Tabron, 19,173 shares; Ms. Tastad 14,101 shares; and all Directors as a group, 199,063 shares.
(2)Represents options that were exercisable on January 15, 2021 and options that become exercisable within 60 days of January 15, 2021.
(3)Represents the number of common stock units held under our deferred compensation plans as of January 15, 2021. For additional information, refer to “2020 Director Compensation and Benefits — Elective Deferral Program” and “Compensation Discussion and Analysis — Compensation Policies — Deductibility of Compensation and Other Related Issues” for a description of these plans.
(4)None of the shares listed have been pledged as collateral.
(5)Includes: (i) 3,657 shares held by a trust for the benefit of Mr. Zack Gund and certain members of his family, of which Mr. Zack Gund is one of several trustees; (ii) 9,200 shares held in a trust for the benefit of certain members of Mr. Zack Gund’s family, of which a family member of Mr. Zack Gund’s is the trustee; and (iii) 1,619,000 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Zack Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Zack Gund may have voting and dispositive power over all such shares. Mr. Zack Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.
(6)Does not include shares owned by the Kellogg Trust, as to which Mr. Cahillane and Ms. Montgomery Tabron, as trustees of the Kellogg Trust as of the date of this table, hold voting and investment power, or shares as to which the Kellogg Trust or the Kellogg Foundation have a current beneficial interest.
(7)Includes 3,657 shares held by a trust for the benefit of the applicable Director and certain family members, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 9,200 shares held in a trust for the benefit of certain family members of the applicable Director, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 1,619,000 shares held in family partnerships, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 81,078 shares held jointly with spouse, of which the applicable Director and his wife share voting and investment power; 51,471 shares held by spouse and children; 403,602 options held by spouse; and 1,085 shares held in our Savings & Investment Plans.

2021 Proxy Statement	67

About The Meeting
Information About this Proxy Statement
Why You Received this Proxy Statement. You have received these proxy materials because our Board of Directors, which we refer to as the Board, is soliciting your proxy to vote your shares at the 2021 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time on Friday, April 30, 2021, or any adjournments thereof. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. On March , 2021, we began to mail to our Shareowners of record as of the close of business on March 2, 2021, either a notice containing instructions on how to access this proxy statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; phone number: (877) 910-5385 or e-mail: shareholder@broadridge.com.
Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this proxy statement and our annual report available to our Shareowners electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Shareowner sharing an address with another Shareowner and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
Who Can Vote — Record Date
The record date for determining Shareowners entitled to vote at the Annual Meeting is March 2, 2021. Each of the approximately _____ shares of Kellogg common stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
A list of the names of Shareowners entitled to vote at the Annual Meeting will be available for at least ten days prior to the Annual Meeting. To arrange review of the list of Shareowners for any purpose relevant to the Annual Meeting, please contact Investor Relations at (269) 961-2800. The Shareowner list will also be available during the virtual Annual Meeting for examination by Shareowners at www.virtualshareholdermeeting.com/K2021.
How to Vote — Proxy Instructions
If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareowner of record. As the shareowner of record, you have the right to vote at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.

68	Kellogg Company

About The Meeting
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.
Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our Shareowners and employees, this year’s Annual Meeting will be virtual and will be held entirely online via live webcast at the Annual Meeting Website. There will not be an option to attend the meeting in person. To be admitted to the Annual Meeting at the Annual Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the Internet and are interested in attending, please contact Kellogg Investor Relations at (269) 961-2800, or (844) 986-0822 (US) or (303) 562-9302 (International).
By Telephone or Internet — You may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Thursday, April 29, 2021.
By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us by April 29, 2021.
Whether you vote by telephone, over the Internet or by mail, you may specify: whether you approve, disapprove or abstain from voting on: each of the nominees for Director (Proposal 1); the advisory resolution to approve Kellogg’s executive compensation (Proposal 2); the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021 (Proposal 3); the management proposal to reduce supermajority vote requirements (Proposal 4); and the Shareowner Proposal, if properly presented at the meeting (Proposal 5).
When a properly executed proxy is received, the shares represented thereby, including shares held under our Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.
If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under Proposal 1 - Election of Directors below, “For” Proposals 2 through 4, and “Abstain” for Proposal 5, or otherwise at the discretion of the persons named in the proxy card.
Revocation of Proxies
If you are a Shareowner of record, you may revoke your proxy at any time before it is exercised in any of three ways:
•by submitting written notice of revocation to our Secretary;
•by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or
•by voting at the meeting.
If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.
Quorum
A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the Annual Meeting are present or represented by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for ratification of PricewaterhouseCoopers LLP (Proposal 3), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Kellogg’s executive compensation (Proposal 2), to the management proposal to reduce supermajority vote requirements (Proposal 4), or the Shareowner Proposal (Proposal 5).

2021 Proxy Statement	69

About The Meeting
Required Vote
Our bylaws contain a majority voting standard for the election of Directors in an uncontested election, such as this election. This means that, in order to be elected in an uncontested election, a Director nominee must receive a greater number of votes cast “for” such Director nominee than votes cast “against” such Director nominee (excluding abstentions). In addition, our Board has adopted a policy governing what will occur in the event that a Director nominee does not receive the required vote for a nominee’s election. No Director will be nominated for election or otherwise be eligible for service on the Board unless and until the candidate has delivered an irrevocable resignation to the Nominating and Corporate Governance Committee that would be effective upon (i) the Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of his or her resignation. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for the person designated by the Board to replace any nominee. However, the Board does not anticipate that this will occur. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”
The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the advisory resolution on Kellogg’s executive compensation (Proposal 2), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2021 (Proposal 3), and to approve the Shareowner Proposal (Proposal 5). The affirmative vote of holders representing at least two-thirds of the voting power of our outstanding common stock is necessary for approval of the amendment to the Certificate of Incorporation and bylaws to reduce supermajority vote requirements (Proposal 4).
Shares present but not voted because of abstention will have the effect of a “no” vote on Proposals 2 through 5. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposals 1, 2, 4 and 5. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Proposals 1, 2, 4 and 5, and will have no effect on the outcome of Proposals 1, 2 and 5, but will have the effect of a “no” vote on Proposal 4. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Other Business
We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.
Costs
We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellogg common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $16,000, plus reasonable expenses.

70	Kellogg Company

Miscellaneous
Shareowner Proposals or Director Nominees for the 2022 Annual Meeting
Shareowner proposals submitted for inclusion in our proxy statement for the 2022 Annual Meeting of Shareowners must be received by us no later than November 10, 2021. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than November 10, 2021 and not later than December 10, 2021, and must meet certain other requirements specified in our bylaws.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2022 Annual Meeting
Shareowner nominations of director candidates for inclusion in our proxy materials for the 2022 Annual Meeting of Shareowners must be received by us not earlier than October 11, 2021 and not later than November 10, 2021. Any such nomination must meet the other requirements set forth in our bylaws.
Annual Report on Form 10-K; No Incorporation by Reference
Upon written request, we will provide any Shareowner, without charge, a copy of our Annual Report on Form 10-K for 2020 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department, Kellogg Company, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellogg.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.kelloggcompany.com, the Kellogg website.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report,” and “Compensation and Talent Management Committee Report” shall not be incorporated by reference into any document filed with the SEC.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman and Secretary

2021 Proxy Statement	71

Appendix A: Proposed Amendment to The Kellogg Company Amended Restated Certificate of Incorporation
Subject to approval by the requisite vote of shareowners of Kellogg, Article NINTH of the Amended Restated Certificate of Incorporation would be amended to read in its entirety as follows, with additions indicated by underlining and deletions indicated by strike-outs:
NINTH
This Restated Certificate of Incorporation, as amended, shall be subject to alteration, amendment or repeal, and new provisions thereof may be adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock entitled to vote generally in the election of Directors (such outstanding shares hereinafter referred to collectively as the “Voting Stock”), voting together as a single class, at any regular or special meeting of the stockholders (but only if notice of the proposed change be contained in the notice to the stockholders of the proposed meeting). ~~Notwithstanding the foregoing and in addition to any other requirements of applicable law, the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, this Article NINTH or Article TENTH, ELEVENTH or TWELFTH of this Restated Certificate of Incorporation, as amended, shall require the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of the Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders.~~
The Bylaws of this Corporation shall be subject to alteration, amendment or repeal, and new bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all shares of the Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders (but only if notice of the proposed change be contained in the notice to the stockholders of the proposed meeting), or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; provided, that any alteration, amendment or repeal, or the adoption of any provision inconsistent with Article II, Section 2 or Section 6, or Article III, Section 1, Section 2 or Section 5, or Article XIV, Section 1 of the Bylaws, shall require, ~~in the case of clause (i), the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of the Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders, or,~~ in the case of clause (ii), the affirmative vote of such number of Directors constituting not less than two-thirds of the total number of directorships fixed by a resolution adopted by the Board of Directors pursuant to Article TENTH of this Restated Certificate of Incorporation, as amended, whether or not such directorships are filled at the time (such total number of directorships hereinafter referred to as the “Full Board”).
Subject to approval by the requisite vote of shareowners of Kellogg, Article TENTH of the Amended Restated Certificate of Incorporation would be amended to read in its entirety as follows, with additions indicated by underlining and deletions indicated by strike-outs:
TENTH
The number of Directors of this Corporation shall be not less than seven (7) nor more than fifteen (15). The exact number of Directors within such limitations shall be fixed from time-to-time by a resolution adopted by not less than two-thirds of the Full Board (as defined in Article NINTH). The Directors shall be divided into three classes, as nearly equal in number as possible, with a term of office of three years, one class to expire each year. At each Annual Meeting of Stockholders, the class of Directors whose terms of office shall expire at such time shall be elected to hold office for terms expiring at the third succeeding Annual Meeting of Stockholders following their election. Each Director shall hold office until his successor shall be elected and shall qualify.
Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, (i) newly created directorships resulting from any increase in the total number of authorized Directors may be filled by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors, or by the stockholders, in accordance with the Bylaws, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors. Any Director so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class of Directors to which he or she has been elected expires. No decrease in the total number of authorized Directors constituting the Board of Directors shall shorten the term of office of any incumbent Director.

72	Kellogg Company

Appendix A: Proposed Amendment to The Kellogg Company Amended Restated Certificate of Incorporation
Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, any Director may be removed only for cause and only by the affirmative vote of the holders of not less than ~~two-thirds~~ a majority of the voting power of all shares of Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders, subject to any requirement for a larger vote contained in any applicable law~~, this Corporation’s Restated Certificate of Incorporation, as amended, or the Bylaws~~.
Subject to approval by the requisite vote of shareowners of Kellogg, Article TWELFTH of the Amended Restated Certificate of Incorporation would be amended to read in its entirety as follows, with additions indicated by underlining and deletions indicated by strike-outs:
TWELFTH
Except as otherwise expressly provided in the immediately following paragraph:
(a)any merger or consolidation of this Corporation with or into any other corporation other than a Subsidiary (as hereinafter defined); or
(b)any sale, lease, exchange or other disposition by this Corporation or any Subsidiary of assets constituting all or substantially all of the assets of this Corporation and its Subsidiaries taken as a whole, to or with, any other person or entity in a single transaction or series of related transactions; or
(c)any liquidation or dissolution of this Corporation;
shall require, in addition to any vote required by law or otherwise, the affirmative approval of holders of not less than ~~two-thirds~~ a majority of the voting power of the Voting Stock.
The provisions of this Article TWELFTH shall not apply to any transaction described in the immediately preceding paragraph if such transaction is approved by a majority of the Continuing Directors (as hereinafter defined).
For purposes of this Article TWELFTH, (a) the term “Subsidiary” means any corporation of which a majority of each class of equity security is beneficially owned, directly or indirectly, by this Corporation; (b) the term “Affiliate”, as used to indicate a relationship to a specified person, shall mean a person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person, except that, notwithstanding the foregoing, a Director of this Corporation shall not be deemed to be an Affiliate of a specified person if such Director, in the absence of being a stockholder, Director or officer of this Corporation, or a Director or officer of any Subsidiary, would not be an Affiliate of such specified person; (c) the term “Associate”, as used to indicate a relationship with a specified person, shall mean (i) any corporation, partnership or other organization of which such specified person is an officer or partner, or beneficially owns, directly or indirectly, ten percent or more of any class of equity securities; (ii) any trust or other estate in which such specified person has a substantial beneficial interest, or as to which such specified person serves as trustee or in a similar fiduciary duty; (iii) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person; and (iv) any person who is a Director or officer of such specified person or any of its Affiliates, except that notwithstanding clauses (i), (ii), (iii) and (iv) above, a Director of this Corporation shall not be deemed to be an Associate of a specified person if such Director, in the absence of being a stockholder, Director or officer of this Corporation, or a Director or officer of any Subsidiary, would not be an Associate of such specified person; (d) the term “Transacting Entity” shall mean (i) a corporation with which this Corporation merges or consolidates in a transaction described in clause (a) of the first paragraph of this Article TWELFTH; (ii) a person or entity to which this Corporation sells, leases, exchanges or otherwise disposes of assets in a transaction described in clause (b) of the first paragraph of this Article TWELFTH; or (iii) a person, other than the Chief Executive Officer of this Corporation, or entity, who shall propose a liquidation or dissolution described in clause (c) of the first paragraph of this Article TWELFTH; and (e) the term “Continuing Director” shall mean a Director who is neither an Affiliate nor an Associate of the Transacting Entity, provided that if there be no Transacting Entity, each Director is a Continuing Director.

2021 Proxy Statement	73

Appendix B: Proposed Amendment to The Kellogg Company Bylaws
Subject to approval by the requisite vote of shareowners of Kellogg, Article XIV of the Bylaws would be amended to read in its entirety as follows, with additions indicated by underlining and deletions indicated by strike-outs:
ARTICLE XIV
AMENDMENT
SECTION 1. AMENDMENT. Except to the extent otherwise provided in the Certificate of Incorporation, these Bylaws shall be subject to alteration, amendment of repeal, and new bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all shares of the Voting Stock (as such term is defined in Article NINTH of the Certificate of Incorporation), voting together as a single class, at any regular or special meeting of the shareowners (but only if notice of the proposed change be contained in the notice to the shareowners of the proposed action), or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; provided that any alteration, amendment of repeal made with respect to, or the adoption of, a new bylaw inconsistent with Article II, Section 2, or Article III, Section 1, Section 2, Section 5, or Section 7, or this Article XIV, Section 1 of these Bylaws, shall require~~, in the case of clause (i), the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of the Voting Stock, or,~~ in the case of clause (ii), the affirmative vote of Directors constituting not less than two-thirds of the Full Board.

74	Kellogg Company

Kellogg Company, Battle Creek, Michigan 49017-3534

2021 Proxy Statement	75

POST OFFICE BOX 3599 ONE KELLOGG SQUARE BATTLE CREEK, MI 49106-3599
VOTE BY INTERNET
Before The meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The meeting - Go to www.virtualshareholdermeeting.com/K2021
You may attend the meeting via the Internet and vote during the meeting. Have your proxy card and voting instruction card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions from the telephone voting site.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kellogg Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D36020-P52326-Z79421	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLOGG COMPANY
The Board of Directors recommends a vote FOR each of the nominees for director in Proposal 1.

1.	Election of Directors (term expires 2024)			For	Against	Abstain
Nominees:
	1a.	Carter Cast		☐	☐	☐
	1b.	Zack Gund		☐	☐	☐
	1c.	Don Knauss		☐	☐	☐
	1d.	Mike Schlotman		☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 through 4.
2.	Advisory resolution to approve executive compensation.			☐	☐	☐
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Kellogg’s independent registered public accounting firm for fiscal year 2021.			☐	☐	☐
4.	Management proposal to reduce supermajority vote requirements.			☐	☐	☐

The Board of Directors makes no recommendation on Proposal 5.
5.	Shareowner proposal, if properly presented at the meeting, to adopt shareowner right to call a special meeting.			☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)		Date

KELLOGG COMPANY

INFORMATION ABOUT ATTENDING
THE ANNUAL MEETING OF SHAREOWNERS

You are cordially invited to attend the 2021 Annual Meeting of Shareowners of Kellogg Company to be held on Friday, April 30, 2021 at 1:00 p.m. (Eastern Time). Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our Shareowners and employees, this year’s Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2021. There will not be an option to attend the meeting in person.
Attendance at the Annual Meeting will be limited to Shareowners only. You are entitled to participate in the Annual Meeting if you were a Shareowner as of the close of business on March 2, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/K2021 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the internet and are interested in attending, please contact Kellogg Investor Relations at (269) 961-2800 or (844) 986-0822 (US) or (303) 562-9302 (International).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 30, 2021: The Notice of the Annual Meeting, the Proxy Statement, and the Annual Report, including Form 10-K, are available at https://investor.kelloggs.com.

D36020-P52326-Z79421

KELLOGG COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREOWNERS, APRIL 30, 2021
The undersigned appoints Steve Cahillane and Don Knauss, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2021 Annual Meeting of Shareowners of Kellogg Company to be held on April 30, 2021 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2021 Annual Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in proposal 1, “FOR” proposals 2 through 4, and “ABSTAIN” for proposal 5, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT - This Proxy is continued and must be signed and dated on the reverse side.